UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

SWEETGREEN, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SWEETGREEN, INC.
3102 36th Street
Los Angeles, CA 90018
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 11, 2026
Dear Stockholder:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Sweetgreen, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Thursday, June 11, 2026, at 9:00 a.m. Pacific Time.
The Annual Meeting will be a virtual meeting of stockholders, which will be conducted only via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions, and vote online during the meeting by visiting www.virtualshareholdermeeting.com/SG2026 and entering the 16-digit Control Number included in your Notice of Internet Availability of Proxy Materials, in your voting instruction form, or in the instructions you receive via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log in to the webcast beginning at 8:45 a.m. Pacific Time, on Thursday, June 11, 2026.
A complete list of record stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days ending on the day prior to the meeting. If you would like to view the list, please email us at ir@sweetgreen.com.
The Annual Meeting will be held for the following purposes:
1.	To elect the Board of Directors’ nine nominees for director, to serve until the next annual meeting and their successors are duly elected and qualified.
2.
To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2026.

3.	To solicit a non-binding, advisory vote to approve the compensation of our named executive officers.
4.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the proxy statement accompanying this Notice.

The record date for the Annual Meeting is April 13, 2026. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting
to Be Held on Thursday, June 11, 2026 Online at 9:00 a.m. Pacific Time at
www.virtualshareholdermeeting.com/SG2026.
The Proxy Statement and Annual Report to Stockholders Are Available at
www.proxyvote.com.

By Order of the Board of Directors

Jonathan Neman
Co-Founder, President, Chief Executive Officer, and Chair of the Board of Directors
Los Angeles, California
April 23, 2026

You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please vote over the telephone or the Internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the proxy mailed to you, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the meeting.

SWEETGREEN, INC.
3102 36th Street
Los Angeles, CA 90018
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 11, 2026

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2026

This proxy statement and our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 28, 2025, are available at investor.sweetgreen.com and www.proxyvote.com.
Meeting Agenda

Proposal	Voting Standard	Board Recommendation
Election of Directors	Plurality of votes cast	FOR each of the Board’s nominees for director
Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2026	Majority of voting power of the shares present in person, by remote communication, or represented by proxy at the meeting and entitled to vote on the subject matter	FOR
Non-binding, advisory vote to approve the compensation of our named executive officers	Majority of voting power of the shares present in person, by remote communication, or represented by proxy at the meeting and entitled to vote on the subject matter	FOR

PROXY MATERIALS AND VOTING
Set forth below are questions and answers regarding these proxy materials and voting.
Why did I receive a notice regarding the availability of proxy materials on the Internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Sweetgreen, Inc. (sometimes referred to as the “Company” or “Sweetgreen”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice and make this proxy statement and the form of proxy available to all stockholders of record entitled to vote at the Annual Meeting on or about April 29, 2026.
How do I attend the Annual Meeting?
This year’s Annual Meeting will be a virtual meeting, which will be conducted entirely online via audio webcast to allow greater participation. You may attend, vote, and ask questions at the Annual Meeting by following the instructions provided on the Notice, proxy card, or voting instruction form to log in to www.virtualshareholdermeeting.com/SG2026. If you are a stockholder of record, you will be asked to provide the 16-digit Control Number from your Notice or proxy card. If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, follow the instructions from your broker, bank, or other agent.
The audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Pacific Time, and you should allow reasonable time for the check-in procedures.
You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on April 13, 2026, the record date, or hold a valid proxy for the meeting. To attend, vote, and ask questions at the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/SG2026 and enter the 16-digit Control Number found next to the label “Control Number” on your Notice, proxy card, or voting instruction form, or in the email sending you the proxy statement. If you are a beneficial stockholder, you should contact the bank, broker, or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your Control Number or proxy to vote.
Whether or not you participate in the Annual Meeting, it is important that you vote your shares.
What if I cannot find my Control Number?
Please note that if you do not have your Control Number and you are a registered stockholder, you will be able to log in as a guest. To view the meeting webcast visit www.virtualshareholdermeeting.com/SG2026 and register as a guest. If you log in as a guest, you will not be able to vote your shares or ask questions during the meeting.

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If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker, or other holder of record), you will need to contact that bank, broker, or other holder of record to obtain your Control Number prior to the Annual Meeting.
Will a list of record stockholders as of the record date be available?
A list of our record stockholders as of the close of business on April 13, 2026, the record date, will be made available to stockholders for a period of ten days ending the day prior to the Annual Meeting. The list will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To access the list of record stockholders during this period, stockholders should email ir@sweetgreen.com.
Where can I get technical assistance if I am having trouble accessing the meeting or during the meeting?
If you have difficulty accessing the meeting or during the meeting, please refer to the technical support telephone number posted on the virtual meeting website login page, where technicians will be available to help you.
For the Annual Meeting, how do I ask questions of management and the Board?
Stockholders may submit questions relevant to the proposals to be voted on at the Annual Meeting through www.virtualshareholdermeeting.com/SG2026. Questions that are not relevant to the proposals to be voted on at the Annual Meeting will not be responded to during the formal portion of the Annual Meeting. We also plan to spend up to 15 minutes answering appropriate stockholder questions after the conclusion of the formal portion of the Annual Meeting, and will include as many stockholder questions that comply with the rules of conduct for the Annual Meeting as the allotted time permits. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/SG2026.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 13, 2026 will be entitled to vote at the Annual Meeting. On the record date, there were 118,821,743 shares of common stock, consisting of 106,928,185 shares of our Class A common stock and 11,893,558 shares of our Class B common stock, outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on April 13, 2026, your shares were registered directly in your name with Sweetgreen’s transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return your vote by proxy over the telephone, vote by proxy through the Internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on April 13, 2026, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice should be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent regarding how to vote the shares in your account. You must follow the instructions provided by that organization for that organization to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit Control Number via email or on your Notice or your voting instruction form. If your shares are held in an account with an organization providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by that organization. If you did not receive

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PROXY MATERIALS AND VOTING
a 16-digit Control Number via email or on your Notice or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank, or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks, and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank, or other stockholder of record to do so.
What am I voting on?
There are three matters scheduled for a vote:
•	Election of nine directors (Proposal 1).
•	Ratification of selection by the Audit Committee of the Board of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2026 (Proposal 2).
•	Non-binding, advisory approval of the compensation of our named executive officers (Proposal 3).
What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for all or any nominee to the Board that you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting on that matter.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting or you may vote by proxy over the telephone, through the Internet, or using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote at the Annual Meeting even if you have already voted by proxy. This is only required if you want to change your original vote, since votes will not be double counted.
•
To vote during the Annual Meeting, if you are a stockholder of record as of the record date, follow the instructions at www.virtualshareholdermeeting.com/SG2026. You will need to enter the 16-digit Control Number found on the Notice you receive or in the email sending you the proxy statement.

•
To vote prior to the Annual Meeting (until 11:59 p.m. Eastern Time on June 10, 2026), you may vote via the Internet, by telephone, or by completing and returning the proxy card or voting instruction form that may have been delivered to you, as described below.

○
To vote using the proxy card, simply complete, sign, and date the proxy card that may have been delivered to you and return it promptly in the envelope provided. If you return your signed proxy card and it is received before the Annual Meeting, we will vote your shares as you direct.

○
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Control Number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Time, June 10, 2026 to be counted.

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PROXY MATERIALS AND VOTING
○
To vote through the Internet prior to the Annual Meeting, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the Control Number from the Notice. Your Internet vote must be received by 11:59 p.m. Eastern Time on June 10, 2026 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Sweetgreen. You must follow these instructions for your bank, broker, or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with your 16-digit Control Number via email or on your Notice or your voting instruction form. If your shares are held in an account with a broker, bank, or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by that organization. If you did not receive a 16-digit Control Number via email or on your Notice or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank, or other stockholder of record, including any requirement to obtain your 16-digit Control Number. Many brokers, banks, and other stockholders of record allow a beneficial owner to obtain their 16-digit Control Number either online or by mail, and we recommend that you contact that organization to do so.
How many votes do I have?
Each share of Class A common stock you owned as of April 13, 2026 is entitled to one vote on each proposal and each share of Class B common stock you owned as of April 13, 2026 is entitled to ten votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this Proxy Statement as our “common stock.”
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet, or online at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all nine nominees for director, “For” the ratification of the selection by the Audit Committee of the Board of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2026, and “For” the non-binding, advisory vote on the compensation of our named executive officers. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using their best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker, bank, or other agent with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank, or other agent how to vote your shares, your broker, bank, or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks, and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposal 1 and Proposal 3 are considered to be “non-routine” under NYSE rules, meaning that your broker, bank, or other agent may not vote your shares on those proposals in the absence of your voting instructions. Proposal 2 is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker, bank, or other agent in its discretion on Proposal 2.

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PROXY MATERIALS AND VOTING

If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank, or other agent by the deadline provided in the materials you receive from that organization.

Who is paying for this proxy solicitation?
Sweetgreen will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the Internet.
•
You may send a timely written notice that you are revoking your proxy to Sweetgreen’s Secretary at 3102 36th Street, Los Angeles, CA 90018. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day one week preceding the date of the Annual Meeting.

•	You may attend the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank, or other agent, you should follow the instructions provided by that organization.
When are stockholder proposals and director nominations due for next year’s annual meeting of stockholders?
With respect to proposals to be included in next year’s proxy materials, your proposal must be submitted in writing by December 30, 2026 to Sweetgreen, Inc. at the Company’s principal executive offices, Attention: Secretary, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
With respect to proposals (including director nominations) not to be included in next year’s proxy materials pursuant to Rule 14a-8 of the Exchange Act, our amended and restated bylaws provide that your proposal must be submitted in writing between February 11, 2027 and March 13, 2027 to Sweetgreen, Inc. at the Company’s principal executive offices, Attention: Secretary, and must comply with the requirements in our amended and restated bylaws, provided, however,

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PROXY MATERIALS AND VOTING
that if our 2027 Annual Meeting of Stockholders is held before May 12, 2027 or after July 11, 2027, then the proposal must be received by us no earlier than 120 days prior to such annual meeting and no later than the later of (i) 90 days prior to the date of such annual meeting and (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made by us.
In addition, stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must also comply with the requirements of Rule 14a-19 under the Exchange Act.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for Proposal 1 to elect directors, votes “For,” “Withhold,” and broker non-votes; and for Proposal 2 and Proposal 3, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions are not applicable with respect to Proposal 1. Abstentions will have the same effect as “Against” votes for Proposal 2 and Proposal 3. Broker non-votes on Proposals 1 and 3 will have no effect and will not be counted towards the vote total. Proposal 2 is considered a “routine” matter and, accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, that organization has discretionary authority to vote your shares on Proposal 2.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to their broker, bank, or other securities intermediary holding their shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, that organization cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposal 1 and Proposal 3 are considered to be “non-routine” under NYSE rules and we therefore expect broker non-votes to exist in connection with those proposals. Proposal 2 is a “routine” matter and therefore broker non-votes are not expected to exist in connection with that proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank, or other agent by the deadline provided in the materials you receive from that organization.

How many votes are needed to approve each proposal?
For Proposal 1, the election of directors, the nine nominees receiving the most “FOR” votes from the holders of shares present in person, by remote communication, or represented by proxy at the meeting and entitled to vote on the election of directors will be elected. Only votes “FOR” will affect the outcome. Broker non-votes will have no effect.
To be approved, Proposal 2, ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2026, must receive “FOR” votes from the holders of a majority of the voting power of the shares present in person, by remote communication, or represented by proxy at the meeting and entitled to vote on the subject matter. If you “Abstain” from voting on this proposal, it will have the same effect as an “Against” vote on this proposal.
For Proposal 3, the approval, on an advisory basis, of the compensation of our named executive officers will be obtained if such proposal receives “FOR” votes from the holders of a majority of the voting power of the shares present in person, by remote communication, or represented by proxy at the meeting and entitled to vote on the subject matter. If you “Abstain” from voting on this proposal, it will have the same effect as an “Against” vote on this proposal. Broker non-votes will have no effect.

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What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote at the Annual Meeting are present in person, by remote communication, or by proxy.
Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or the holders of a majority of the voting power of the shares present at the Annual Meeting or represented by proxy and entitled to vote may adjourn the Annual Meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

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PROPOSAL 1: ELECTION OF DIRECTORS
Evaluation of Nominees
The Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, and high-level management experience necessary to oversee and direct our business. To that end, the Nominating Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment, share our mission and vision, and possess other qualities that the Nominating Committee views as critical to the effective functioning of the Board. To provide a mix of experience and perspective on the Board, the Nominating Committee also takes into account a diversity of personal background, perspective, skills, and experience. Through their work, we have assembled a Board composed of members with diverse backgrounds, skills, and experience, and we believe this diversity contributes to an effective and well-balanced Board that is able to provide valuable insight into, and effective oversight of, our senior management team.
Our Nominees
Sweetgreen’s Board currently consists of nine directors. In February 2026, at the recommendation of the Nominating Committee, the Board nominated for re-election at the Annual Meeting each of our current directors. Each nominee has previously been elected by our stockholders. Each director that is elected and qualified will hold office until the next annual meeting of stockholders and until their successor is elected, or, if sooner, until the director’s death, resignation, or removal. It is our policy to encourage directors to attend each annual meeting of stockholders.
Directors are elected by a plurality of the votes cast. Accordingly, the nine nominees receiving the highest number of affirmative votes will be elected. Shares represented by valid proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares represented by valid proxies will be voted for the election of a substitute nominee proposed by Sweetgreen. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes, or skills of each nominee that led the Nominating Committee to recommend that person as a nominee for director, as of April 15, 2026. Each of the members of the Nominating Committee may have a variety of reasons why she or he believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

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PROPOSAL 1: ELECTION OF DIRECTORS

Neil Blumenthal
Director Since 2018 Age: 45 Independent Compensation Committee

Mr. Blumenthal has served as a member of our Board since April 2018. Since February 2010, Mr. Blumenthal has served as the Co-Chief Executive Officer at Warby Parker, a direct-to-consumer lifestyle brand focused on vision for all, which he co-founded. Mr. Blumenthal also serves on the board of directors for Warby Parker and for the following the non-profit organizations: Warby Parker Impact Foundation, the Partnership Fund for New York City, Tech:NYC, and Robin Hood Foundation. He is also a General Partner of Good Friends, LLC, a venture capital firm. From August 2018 to June 2025, Mr. Blumenthal served on the board of directors for Allbirds. He holds a B.A. from Tufts University and a M.B.A. from The Wharton School of the University of Pennsylvania.

Director Qualifications We believe Mr. Blumenthal is qualified to serve on our Board due to his experience in the consumer product and technology industries as a founder and executive officer.

Julie Bornstein
Director Since 2021 Age: 56 Independent Audit and Nominating and Corporate Governance Committees

Ms. Bornstein has served as a member of our Board since May 2021. Since July 2023, Ms. Bornstein has served as co-founder and Chief Executive Officer of Daydream, a venture-backed startup. From January 2023 to June 2023, Ms. Bornstein served as an advisor to, and until January 2023 served as an executive at, Pinterest, following its acquisition of THE YES, a personalized shopping app company that Ms. Bornstein founded and where she served as the founder and Chief Executive Officer from January 2018 until it was acquired by Pinterest in June 2022. She served as the Chief Operating Officer of Stitch Fix, a personal style service and online retailer, from March 2015 to September 2017. Previously, Ms. Bornstein served as Chief Marketing Officer and Chief Digital Officer of Sephora LVMH from August 2007 to March 2015. She served as a member of the board of directors of WW International from February 2019 to April 2026, and as a member of the board of directors of Redfin Corporation from October 2016 to July 2025. Ms. Bornstein holds a B.A. and an M.B.A. from Harvard University.

Director Qualifications We believe Ms. Bornstein is qualified to serve on our Board due to her experience in the consumer product and technology industries as a founder and executive officer.

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PROPOSAL 1: ELECTION OF DIRECTORS

Cliff Burrows
Director Since 2020 Age: 66 Lead Independent Director Audit and Compensation (Chair) Committees

Mr. Burrows has served as a member of our Board since June 2020. From April 2022 to August 2025, Mr. Burrows served as Executive Advisor to the Chief Executive Officer of Starbucks Corporation, a multinational coffee company. From April 2001 to January 2020, Mr. Burrows served in various executive roles at Starbucks. He served as Group President, Siren Retail business from October 2016 to January 2020, as Group President, U.S. & America segment from September 2011 to October 2016, and as President of Starbucks U.S. from March 2008 to September 2011.

Director Qualifications We believe Mr. Burrows is qualified to serve on our Board due to his extensive experience in the restaurant industry as an executive officer.

Nicolas Jammet
Director Since 2017 Age: 41 Not Independent Chief Concept Officer

Mr. Jammet is one of our co-founders and has served in various executive roles since our inception, most recently as our Chief Concept Officer since December 2017. Mr. Jammet has also served as a member of our Board since October 2009. As Chief Concept Officer, Mr. Jammet is responsible for overseeing our supply chain, automation, and culinary departments. From December 2020 to February 2026, Mr. Jammet served as our Secretary, from June 2014 to December 2017, Mr. Jammet served as our Co-Chief Executive Officer, and from October 2009 to June 2014, Mr. Jammet served as our President. He holds a B.S. from Georgetown University’s McDonough School of Business.

Director Qualifications We believe Mr. Jammet is qualified to serve on our Board due to the perspective and experience he brings as one of our co-founders and our Chief Concept Officer.

10 | SWEETGREEN, INC. 2026 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Montgomery Moran
Director Since 2025 Age: 59 Independent Nominating and Corporate Governance Committee

Mr. Moran has served as a member of our Board since June 2025. From March 2005 to December 2016, Mr. Moran served in various executive roles at Chipotle Mexican Grill, including serving as Co-Chief Executive Officer starting in January 2009. Prior to joining Chipotle, Mr. Moran was the head of litigation and then Managing Partner and Chief Executive Officer at the Denver-based law firm of Messner and Reeves, which he led for ten years. Mr. Moran holds a B.A. from the University of Colorado Boulder and a J.D. from Pepperdine University.

Director Qualifications We believe Mr. Moran is qualified to serve on our Board due to his experience in the restaurant industry and as an executive officer.

Jonathan Neman
Director Since 2009 Age: 41 Not Independent Chair of the Board of Directors President and Chief Executive Officer

Mr. Neman is one of our co-founders and has served in various executive roles since our inception, most recently as our President since February 2018 and Chief Executive Officer since December 2017. Mr. Neman has served as a member of our Board since October 2009. Prior to his roles as President and Chief Executive Officer, Mr. Neman served as our Co-Chief Executive Officer from October 2009 to December 2017. He holds a B.S. from Georgetown University’s McDonough School of Business.

Director Qualifications We believe Mr. Neman is qualified to serve on our Board due to the perspective and experience he brings as one of our co-founders and our Chief Executive Officer.

SWEETGREEN, INC. 2026 PROXY STATEMENT | 11

PROPOSAL 1: ELECTION OF DIRECTORS

Dawn Ostroff
Director Since 2025 Age: 66 Independent Compensation and Nominating and Corporate Governance (Chair) Committees

Ms. Ostroff has served as a member of our Board since June 2025. From August 2018 to April 2023, Ms. Ostroff served as the Chief Content & Advertising Business Officer at Spotify Technology, where she oversaw all global content, content operations, and advertising revenue for the company. Prior to her role at Spotify, Ms. Ostroff held executive leadership roles at Condé Nast Entertainment, The CW Network, Lifetime Entertainment Services, and United Paramount Network (UPN). Ms. Ostroff currently serves as a member of the board of directors of Mattel and as a member of the New York University Faculty of Arts & Science Board, and she previously served on the board of directors of Paramount Global, Activision Blizzard, and Westfield Corporation. Ms. Ostroff holds a B.S. in Journalism from Florida International University.

Director Qualifications We believe Ms. Ostroff is qualified to serve on our Board due to her extensive experience in the media and advertising industries and as an executive officer.

Nathaniel Ru
Director Since 2009 Age: 40 Not Independent

Mr. Ru is one of our co-founders and has served as a member of our Board since October 2009. From our inception to December 2025, Mr. Ru held various executive roles at the Company. He served as our Chief Brand Officer from December 2017 to December 2025, as our Treasurer from December 2020 to December 2025, and as our Co-Chief Executive Officer from October 2009 to December 2017. He holds a B.S. from Georgetown University’s McDonough School of Business.

Director Qualifications We believe Mr. Ru is qualified to serve on our Board due to the perspective and experience he brings as one of our co-founders and as a former executive officer of the Company.

12 | SWEETGREEN, INC. 2026 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Bradley Singer
Director Since 2021 Age: 59 Independent Audit Committee (Chair)

Mr. Singer has served as a member of our Board since January 2021. Since October 2025, Mr. Singer has served in a strategic executive role at Warner Bros. Discovery, a leading global media and entertainment company. From January 2015 to December 2021, Mr. Singer served as Chief Operating Officer of ValueAct Capital, an investment company. He also served as an investment partner of ValueAct Capital from May 2012 to June 2021. From July 2008 to March 2012, he served as Senior Executive Vice President and Chief Financial Officer of Discovery Communications, and from December 2001 to June 2008, he served as the Chief Financial Officer and Treasurer of American Tower Corporation. Mr. Singer serves on the boards of directors of Crown Castle and Warby Parker, and previously served on the boards of directors of Citizens Communication Corporation, Martha Stewart Living Omnimedia, Motorola Solutions, Redfin Corporation, and Rolls-Royce Holdings. Mr. Singer holds a B.S. from the University of Virginia and a M.B.A. from Harvard Business School.

Director Qualifications We believe Mr. Singer is qualified to serve on our Board due to his extensive experience in the technology and consumer industries as an executive officer.

The Board of Directors recommends a vote in favor of each named nominee.

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CORPORATE GOVERNANCE
Board Leadership Structure
Our Board is currently chaired by our Chief Executive Officer, Jonathan Neman, and Cliff Burrows currently serves as lead independent director. We believe that combining the positions of Chief Executive Officer and Board Chair helps to ensure that the Board and management act with a common purpose. In our view, separating the positions of Chief Executive Officer and Board Chair has the potential to give rise to divided leadership, which could interfere with good decision-making and weaken our ability to develop and implement strategy. Instead, we believe that combining the positions of Chief Executive Officer and Board Chair provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, we believe that a combined Chief Executive Officer/Board Chair is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. We also believe that it is advantageous to have a Board Chair with an extensive history with, and knowledge of, Sweetgreen (as is the case with Mr. Neman, who is one of our co-founders) as compared to a relatively less informed independent Board Chair.
The Board first appointed Mr. Burrows as lead independent director in 2021 to help reinforce the independence of the Board as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined Chief Executive Officer/Board Chair: the lead independent director is empowered to, among other duties and responsibilities, preside over Board meetings in the absence of the Board Chair, act as liaison between the Board Chair and the independent directors, preside over meetings of the independent directors, and consult with the Board Chair in planning and setting schedules and agendas for Board meetings to be held during the year. As a result, we believe that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, we believe that the lead independent director is better positioned to build consensus among directors and to serve as a conduit between the other independent directors and the Board Chair, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors. In light of Mr. Neman’s extensive history with, and knowledge of, Sweetgreen, and because the Board’s lead independent director is empowered to play a significant role in the Board’s leadership and in reinforcing the independence of the Board, we believe that it is advantageous for Sweetgreen to combine the positions of Chief Executive Officer and Board Chair.
Independence of the Board
As required under the NYSE listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director nominee, or any of their family members, and Sweetgreen, its senior management, and its independent auditors, the Board has affirmatively determined that the following nominees are independent within the meaning of the applicable NYSE listing standards: Mr. Blumenthal, Ms. Bornstein, Mr. Burrows, Mr. Moran, Ms. Ostroff, and Mr. Singer. In making this determination, the Board found that none of these nominees had a material or other disqualifying relationship with Sweetgreen. Mr. Neman, Mr. Jammet, and Mr. Ru are not independent due to their current or prior employment with Sweetgreen.

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CORPORATE GOVERNANCE
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for Sweetgreen. In connection with its reviews of the operations of our business, our full Board addresses holistically the primary risks associated with our business, including periodic meetings with our food safety and cybersecurity personnel to review food safety and cybersecurity risks, respectively. Our Board shares with our Audit Committee of the Board (the “Audit Committee”) the responsibility of assessing and mitigating food safety and cybersecurity risks, including related data privacy risks. Our Board appreciates the evolving nature of our business and industry and is actively involved in monitoring new threats and risks as they emerge.
Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements (which includes a quarterly review of litigation and whistleblower complaints), in addition to oversight of the performance of our internal audit function. Audit Committee responsibilities also include shared oversight with our full Board over food safety and cybersecurity risks. Our full Board and our Audit Committee meet periodically with our management responsible for food safety and cybersecurity risk management, and receive periodic reports from the heads of food safety and cybersecurity risk management, as well as reports on significant food safety and cybersecurity incidents as they arise. Our Nominating Committee monitors the effectiveness of our corporate governance guidelines and code of business conduct and ethics and oversees our environmental, social, and governance (ESG) practices and strategies. Our Compensation Committee of the Board (the “Compensation Committee”) assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking as well as overseeing our succession planning for our management team. Each of our standing committees typically provides a report to our Board at each regularly scheduled Board meeting.
Information Regarding Meetings and Committees of the Board
The Board met five times during fiscal year 2025. Each Board member attended over 75% of the aggregate number of fiscal year 2025 meetings of the Board and of the committees on which they served.
When our independent/non-management directors meet during Board meetings in regularly scheduled executive sessions at which only non-management/independent directors are present, Mr. Burrows, our lead independent director, presides over such executive sessions.

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CORPORATE GOVERNANCE
The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides Board membership information as of the date of this proxy statement, including for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Neil Blumenthal		•
Julie Bornstein	•		•
Cliff Burrows**	•	•*
Nicolas Jammet
Montgomery Moran			•
Jonathan Neman
Dawn Ostroff		•	•*
Nathaniel Ru
Bradley Singer	•*

*	Committee Chair
**	Lead Independent Director
In fiscal year 2025, the Audit Committee met four times, the Compensation Committee met seven times, and the Nominating Committee met two times.
Below is a description of each standing committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate, to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable NYSE rules and regulations regarding “independence.”
Audit Committee
Our Audit Committee consists of Julie Bornstein, Cliff Burrows, and Bradley Singer. Our Board has determined that each member of the Audit Committee satisfies the independence requirements under NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act and that Bradley Singer is an “audit committee financial expert” within the meaning of SEC regulations. The chair of our Audit Committee is Mr. Singer. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector, if any.
The principal duties and responsibilities of our Audit Committee include, among other things:
•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	helping to ensure the independence and performance of the independent registered public accounting firm;
•	helping to maintain and foster an open avenue of communication between management and the independent registered public accounting firm;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

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CORPORATE GOVERNANCE
•	reviewing our policies on risk assessment and risk management, including but not limited to those related to food safety and cybersecurity risks, and overseeing our compliance program;
•	reviewing related party transactions;
•
obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes its internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.
The Board has adopted a written Audit Committee charter that is available to stockholders on our website at investor.sweetgreen.com.
Report of the Audit Committee(1)
Our Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 28, 2025 with management of the Company. Our Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. Our Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2025.
Bradley Singer, Chair
Julie Bornstein
Cliff Burrows
Compensation Committee
Our Compensation Committee consists of Neil Blumenthal, Cliff Burrows, and Dawn Ostroff. The chair of our Compensation Committee is Mr. Burrows. Our Board has determined that each member of the Compensation Committee is independent under NYSE listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
The principal duties and responsibilities of our Compensation Committee include, among other things:
•	reviewing and establishing general policies relating to compensation and reviewing our overall compensation philosophy;
•	reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans;
•
reviewing and approving, either as a committee or together with the other independent directors, as directed by the Board, the corporate goals and objectives relevant to our Chief Executive Officer’s compensation and determining and approving our Chief Executive Officer’s compensation;

•
reviewing and approving, or recommending that our Board approve, the individual and corporate performance goals and objectives relevant to compensation of our other executive officers, evaluating the performance of our other executive officers, taking into account the recommendations of our Chief Executive Officer, and approving (or making recommendations to the Board for approval of) their compensation;

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission, and is not to be incorporated by reference in any filing of Sweetgreen, Inc. under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SWEETGREEN, INC. 2026 PROXY STATEMENT | 17

CORPORATE GOVERNANCE
•	administering our equity and non-equity incentive plans;
•	reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives;
•	reviewing and evaluating succession plans for our executive officers;
•	overseeing policies and strategies relating to human capital management;
•	administering our stock ownership guidelines for our executive officers and directors;
•	establishing, approving, modifying, and overseeing compensation clawbacks and similar policies, and any required recoupment and disclosure;
•	approving the retention of compensation consultants and outside service providers and advisors; and
•	reviewing and recommending to our Board the compensation of our directors.
The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at investor.sweetgreen.com.
Compensation Committee Interlocks and Insider Participation
As noted above, our Compensation Committee consists of Mr. Blumenthal, Mr. Burrows, and Ms. Ostroff. None of the members of the Compensation Committee are currently or have been at any time an officer or employee of Sweetgreen. None of our executive officers currently serve, or have served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.
Compensation Committee Report(1)
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2025.
Cliff Burrows, Chair
Neil Blumenthal
Dawn Ostroff
Nominating and Corporate Governance Committee
Our Nominating Committee consists of Julie Bornstein, Montgomery Moran, and Dawn Ostroff. The chair of our Nominating Committee is Ms. Ostroff. Our Board has determined that each member of the Nominating Committee is independent under the NYSE listing standards.
The Nominating Committee’s responsibilities include, among other things:
•	identifying, evaluating, and recommending that our Board approve nominees for appointment, election, or reelection to our Board and its committees;
•	approving the retention of director search firms;
•	evaluating the performance of our Board and of individual directors;
(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission, and is not to be incorporated by reference in any filing of Sweetgreen, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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CORPORATE GOVERNANCE
•	considering and making recommendations to our Board regarding the composition of our Board and its committees;
•	overseeing our environmental, social, and governance practices, strategy, initiatives, and policies;
•	reviewing and making determinations regarding potential conflicts of interest;
•
periodically reviewing and assessing our written Corporate Governance Guidelines, the Code of Business Conduct and Ethics, and other governance documents, and monitoring compliance with our Corporate Governance Guidelines and our Code of Business Conduct and Ethics.

•	evaluating the adequacy of our corporate governance practices and reporting; and
•	overseeing an annual evaluation of the Board’s performance and the performance of its committees.
The Board has adopted a written Nominating Committee charter that is available to stockholders on our website at investor.sweetgreen.com.
Our Nominating Committee will consider director candidates recommended by stockholders so long as such recommendations comply with our amended and restated certificate of incorporation, our amended and restated bylaws, and applicable laws, rules, and regulations, including those promulgated by the SEC. The Nominating Committee does not intend to alter the manner in which it evaluates a candidate for nomination to the Board based on whether or not the candidate was recommended by a stockholder. This process is designed to ensure that our Board includes members with diverse backgrounds, skills, and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should deliver a written recommendation to the Secretary, Sweetgreen, Inc., at the Company’s principal executive offices, with a copy sent via email to ir@sweetgreen.com. To be timely for the 2027 Annual Meeting of Stockholders, nominations must be received by our Secretary observing the same deadlines for stockholder proposals discussed above under “Proxy Materials and Voting—When are stockholder proposals and director nominations due for next year’s annual meeting of stockholders?” Recommendations should include the candidate’s name, home and business contact information, detailed biographical data and relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company, and evidence of the recommending stockholder’s ownership of the Company’s capital stock. The recommendation should also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership.
Stockholder Engagement and Communications with the Board of Directors
Our relationship with our stockholders is an important part of our corporate governance program. Engaging with stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices, or other aspects of our operations. Our stockholder and investor outreach includes investor road shows, analyst meetings, and investor and industry conferences. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases, and our website. Our webcasts for quarterly earnings releases are open to all. These webcasts are available in real time and are archived on our website for a period of time.
Stockholders and other interested parties wishing to communicate with the Board or an individual director may send a written communication to the Board or such director c/o Sweetgreen, Inc., 3102 36th Street, Los Angeles, CA 90018, Attn: Secretary, with a copy sent via email to ir@sweetgreen.com. The Secretary will review each communication. The Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening, or similarly inappropriate, in which case the Secretary shall discard the communication.

SWEETGREEN, INC. 2026 PROXY STATEMENT | 19

CORPORATE GOVERNANCE
Code of Ethics
We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all officers, directors, employees, consultants, and contractors of the Company. The Code of Conduct is available on our website at investor.sweetgreen.com in the Governance section under “Governance Documents.” If we make any substantive amendments to our Code of Conduct or grant any of our directors or executive officers any waiver, including any implicit waiver, from a provision of our Code of Conduct, we will disclose the nature of the amendment or waiver on our website or in a Current Report on Form 8-K.
Corporate Governance Guidelines
Our Board has documented our governance practices by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection including diversity, board meetings, and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and Board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at investor.sweetgreen.com in the Governance section under “Governance Documents.”
Stock Ownership Guidelines
Our Board adopted stock ownership guidelines for non-employee directors in February 2024 (the “Original Stock Ownership Guidelines”) to promote the ongoing alignment of our non-employee directors with the interests of the Company’s stockholders and to further promote the Company’s commitment to sound corporate governance. These guidelines require directors who are not Company employees to own a certain amount of the Company’s common stock. Our Board amended the Original Stock Ownership Guidelines in March 2025 (as amended, the “Stock Ownership Guidelines”) to also include stock ownership requirements for our executive officers and for directors who are Company employees.
Pursuant to the Stock Ownership Guidelines, each non-employee director must own an amount of the Company’s common stock that is equal to five times the amount of that director’s annual cash retainer for service on the Board (the “Annual Retainer”). The Annual Retainer excludes any additional amounts received for service on a Board committee or for service as the Board’s lead independent director. With respect to our executive officers and our directors who are also Company employees, our chief executive officer must own an amount of the Company’s common stock that is equal to six times the amount of that individual’s annual base salary rate, each director who is also a Company employee must own an amount of the Company’s common stock that is equal to five times the amount of that individual’s annual base salary rate, and each executive officer must own an amount of the Company’s common stock that is equal to two times the amount of that individual’s annual base salary rate. For individuals that fall into more than one of the three categories identified in the foregoing sentence, the highest stock ownership requirement will apply. Further, if any such individual received an annual base salary and an Annual Retainer, the greater of the two will be used when calculating that individual’s stock ownership requirement.
Shares of Class A and Class B common stock that count toward the ownership requirement include: shares owned outright by the participant and by members of his or her immediate family; shares held in trust for the benefit of the participant or a member of his or her immediate family; shares owned by a partnership, limited liability company, or other entity to the extent of the participant’s interest therein (or the interest therein of his or her immediate family members), but only if the participant has or shares power to vote or dispose of the shares; vested shares associated with the participant under any deferred compensation plan or program; restricted shares held by the participant, whether or not vested; and shares associated with unvested restricted stock unit awards and vested but unexercised stock options held by the participant. Any shares of Class A or Class B common stock of the Company that have been pledged or otherwise encumbered will not count toward the ownership requirement.

20 | SWEETGREEN, INC. 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
The first calendar year for which each of our directors and executive officers was (or is) required to comply with the stock ownership requirement in the Stock Ownership Guidelines (or in the Original Stock Ownership Guidelines, with respect to the 2024 calendar year) is as follows:

Name	Compliance Category	Initial Compliance Year
Neil Blumenthal	Non-Employee Director	2024
Julie Bornstein	Non-Employee Director	2026
Clifford Burrows	Non-Employee Director	2025
Jason Cochran	Executive Officer	2030
Nicolas Jammet	Executive Officer and Director	2030
Jamie McConnell	Executive Officer	2030
Montgomery Moran	Non-Employee Director	2030
Jonathan Neman	Executive Officer and Director	2030
Dawn Ostroff	Non-Employee Director	2030
Nathaniel Ru	Non-Employee Director	2026
Bradley Singer	Non-Employee Director	2026

For 2025, Messrs. Blumenthal and Burrows were the only participants required to comply with, and each of them satisfied, the stock ownership requirement. Even prior to a participant’s initial compliance year, the Stock Ownership Guidelines require participants to retain at least 50% of the net after-tax shares received upon the vesting or exercise of equity awards until that participant’s stock ownership requirement is met.
Insider Trading Policy and Hedging Policy
We have adopted an insider trading policy (our “Insider Trading Policy”) and procedures that govern the purchase, sale, and other dispositions of our securities by our directors, officers, and employees. We believe our Insider Trading Policy and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations and applicable listing standards. In addition, it is the Company’s practice to comply with the applicable laws and regulations relating to insider trading. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 28, 2025 (our “2025 Form 10-K”).
Our Insider Trading Policy prohibits directors, officers, and other employees from engaging in derivatives securities or hedging transactions, including prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities and the risks associated with holding our common stock. Our Insider Trading Policy also prohibits trading in publicly traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options and other compensatory equity awards issued by us), as well as holding our common stock in margin accounts. Additionally, our Insider Trading Policy prohibits pledging securities as collateral for a loan without prior approval from our Board and pre-clearance from the Chief Legal Officer. In fiscal year 2022, the Board adopted a policy to permit pledges of Company securities (exclusive of unvested securities) as collateral by our co-founders, subject to a reasonable cap and other limitations. See “Security Ownership of Certain Beneficial Owners and Management” below for information regarding shares pledged by one of our co-founders as of April 1, 2026.

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CORPORATE GOVERNANCE
Non-Employee Director Compensation
The following table shows, for the fiscal year ended December 28, 2025, certain information with respect to the compensation of our non-employee directors:

Name(1)	Fees earned or paid in cash ($)	Stock Awards ($)(2)(3)	Total ($)
Neil Blumenthal	$50,000	$182,116	$232,116
Julie Bornstein	$50,000	$182,116	$232,116
Cliff Burrows	$85,000	$182,116	$267,116
Montgomery Moran	$50,000	$182,116	$232,116
Dawn Ostroff	$60,000	$182,116	$242,116
Bradley Singer	$70,000	$182,116	$252,116

(1)
The aggregate number of shares subject to outstanding stock options held by each director listed in this table as of December 28, 2025 was as follows: 50,000 for Ms. Bornstein and 50,000 for Mr. Singer.

(2)
The amounts reported here do not reflect the actual economic value realized by our directors. In accordance with SEC rules, this column represents the grant date fair value of shares underlying restricted stock units, calculated in accordance with Financial Accounting Standard Board Accounting Standards Codification, Topic 718 (“ASC Topic 718”).

(3)	The aggregate number of shares subject to outstanding restricted stock units held by each director listed in this table as of December 28, 2025 was as follows: 24,172 for Mr. Burrows.
With respect to our 2025 fiscal year, Mr. Neman, our President, Chief Executive Officer, and Chair of our Board, Mr. Jammet, our Chief Concept Officer and a member of our Board, and Mr. Ru, our former Chief Brand Officer and a member of our Board, did not receive any additional compensation for their service on the Board. Mr. Neman's and Mr. Jammet’s compensation as named executive officers is set forth below under the section title, “Executive Compensation—Fiscal Year 2025 Summary Compensation Table” (the “Summary Compensation Table”). Mr. Ru ceased to serve as an executive officer as of December 30, 2024, and ceased to serve as an employee as of January 1, 2026. Mr. Ru continues to serve as a member of our Board.
During fiscal year 2025 through the cessation of his employment on January 1, 2026, Mr. Ru received an annual base salary of $375,000 and was eligible for an annual incentive bonus of 50% of his annual base salary under the 2025 SGSC Bonus Plan (as defined below). On December 17, 2025, the Company and Mr. Ru entered into a separation agreement (the “Separation Agreement”) regarding the termination of his employment with the Company, effective January 1, 2026 (the “Separation Date”). Pursuant to the Separation Agreement, Mr. Ru received (i) continued vesting eligibility for his outstanding performance-based restricted stock units for 18 months; (ii) continued eligibility for his 2025 annual bonus; (iii) an extended post-termination exercise period for each of his outstanding stock options as of the Separation Date through the maturity date of the respective option; (iv) a lifetime annual Sweetgreen restaurant credit of $4,000 per calendar year; and (v) up to $5,000 in legal fee reimbursements in connection with his separation.
Non-Employee Director Compensation Policy
Pursuant to its charter, our Compensation Committee periodically reviews the compensation of our non-employee directors and makes, or recommends to the Board, changes when it deems appropriate. To assist with our Compensation Committee’s review, our Compensation Committee’s external compensation consultant periodically prepares a comprehensive assessment of our non-employee director compensation program. This assessment includes benchmarking director compensation against the same peer group used for executive compensation decision-making, an update on recent trends in director compensation, and a review of related corporate governance best practices. We target compensation for service on our board and committees within the competitive range of companies in our peer group.

22 | SWEETGREEN, INC. 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
In December 2025, in connection with Mr. Ru’s transition from serving as an employee and director of the Company to serving as a non-employee director of the Company, our Compensation Committee approved an amended and restated version of our non-employee director compensation policy (as amended, our “Non-Employee Director Compensation Policy”).
Our Non-Employee Director Compensation Policy provides that each non-employee director will receive the following annual compensation for service on our Board, and that such compensation shall be paid or granted, as applicable, automatically, in advance, and at the end of the day on which our annual meeting of stockholders occurs:
Provided that the non-employee director is determined by the Board to be independent pursuant to the NYSE listing standards -
•	an annual cash retainer of $50,000 for eligible directors;
•	an annual cash retainer of $70,000 for service as lead independent director (in lieu of the regular annual retainer described above);
•
additional annual cash retainers of $20,000 for service as the chair of the Audit Committee, $15,000 for service as the chair of the Compensation Committee, and $10,000 for service as the chair of the Nominating Committee; and

For all non-employee directors, regardless of independence -
•	an annual, fully vested restricted stock unit (“RSU”) award with a fair market value of $200,000 (the “Annual RSUs”).
If a non-employee director joins our Board after an annual meeting of stockholders (the “Prior Annual Meeting”) and before the next annual meeting of stockholders, that director’s compensation is prorated as follows: (i) 75% if the start date is in the third fiscal quarter of the year in which the Prior Annual Meeting occurred, (ii) 50% if the start date is in the fourth fiscal quarter of such year, and (iii) 25% if the start date is in the first fiscal quarter of the following year. If the start date is in the second fiscal quarter of the following year and before the next annual meeting of stockholders, then no compensation is provided to that director until that next annual meeting.
Pursuant to our Non-Employee Director Compensation Policy, the compensation described above is subject to the limits on non-employee director compensation set forth in the Company’s 2021 Equity Incentive Plan (the “2021 Plan”). Each of the RSU awards described above have been and, with respect to the 2026 award, are expected to be, granted under our 2021 Plan.
The Non-Employee Director Compensation Policy also incorporates our deferral program, which allows non-employee directors to defer receipt of shares that may vest under future Annual RSUs until the earlier to occur of the following dates/events: (i) the 30-day period commencing on January 1st of a future calendar year, (ii) within the 30th day following a separation from service, (iii) the date a Change in Control as defined in Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) or (iv) the 30th day following such director’s death or disability as defined in Section 409A.
We will also continue to reimburse each non-employee director for ordinary, necessary, and reasonable out-of-pocket travel expenses to cover in-person attendance at, and participation in, Board and committee meetings.

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PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2026 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited our financial statements since 2012. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our and our stockholders’ best interests.
The affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, or represented by proxy and entitled to vote on the subject matter at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to Sweetgreen for the fiscal years ended December 28, 2025 and December 29, 2024 by Deloitte & Touche LLP, our principal accountant.

	Fiscal Year Ended
	December 28, 2025 (in thousands)	December 29, 2024 (in thousands)
Audit Fees(1)	$1,601	$1,493
Tax Fees(2)	$234	$95
All Other Fees(3)	$2	$2
Total Fees	$1,837	$1,590

(1)
“Audit Fees” consist of fees in connection with the audit of our annual consolidated financial statements, including the audited financial statements presented in our Annual Reports on Form 10-K and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings for those fiscal years.

(2)	“Tax Fees” consist of fees in connection with tax studies and tax advisory services.
(3)	“All Other Fees” consist of subscription fees for use of a Deloitte research tool.
All fees incurred in fiscal years 2024 and 2025 were pre-approved by our Audit Committee.

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PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte & Touche LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services, up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

The Board of Directors recommends a vote in favor of Proposal 2.

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PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders are being asked to approve, in an advisory, non-binding vote, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion. In considering their vote, we urge stockholders to review the information on our compensation policies and decisions regarding the named executive officers presented in the “Compensation Discussion and Analysis” section on pages 28 through 41 below.
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding. Although this resolution is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will review and consider the voting results when making future compensation decisions for our named executive officers. In 2023, our stockholders approved the Board and management recommendation that we solicit a say-on-pay vote on an annual basis. Our Board has adopted a policy that is consistent with that preference and, accordingly, we intend to hold a say-on-pay vote annually. A “say-on-frequency” vote is required every six years, and as such, our next say-on-frequency vote is expected to be in 2029.
We believe that our compensation components provide a reasonable balance of base salary, annual performance bonus, and long-term equity-based incentive compensation that is closely aligned with the Company’s overall performance. The Company aims to provide executive officers with a reasonable level of security through base salary and benefits, while rewarding them through equity-based incentive compensation to achieve business objectives and create stockholder value. We believe that each of our compensation components is integral to attracting, retaining, and rewarding qualified executive officers.

The Board of Directors recommends a vote in favor of Proposal 3.

26 | SWEETGREEN, INC. 2026 PROXY STATEMENT

EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our executive officers as of April 15, 2026.

Name	Age	Position(s)
Jonathan Neman	41	President, Chief Executive Officer, and Chair of our Board
Nicolas Jammet	41	Chief Concept Officer and Director
Jamie McConnell	47	Chief Financial Officer and Treasurer
Jason Cochran	58	Chief Operating Officer

Jonathan Neman. Biographical information for Mr. Neman is included above with the director biographies under the caption “Our Nominees.”
Nicolas Jammet. Biographical information for Mr. Jammet is included above with the director biographies under the caption “Our Nominees.”
Jamie McConnell. Ms. McConnell, age 47, has served as our Chief Financial Officer since September 2025 and as our Treasurer since January 2026. From October 2024 to August 2025, Ms. McConnell served as Chief Accounting and Administrative Officer of Chipotle Mexican Grill (“Chipotle”), a fast casual restaurant chain. Prior to that, Ms. McConnell served as the Vice President and Controller of Chipotle from August 2018 to September 2024. Before Chipotle, she served in various senior finance and accounting roles at Aviation Capital Group, Rent-A-Center, Allergan, and Deloitte. She holds a B.S. in Accounting from the University of Southern California.
Jason Cochran. Mr. Cochran, age 58, has served as our Chief Operating Officer since May 2025. From September 2022 to April 2025, Mr. Cochran served as the Chief Executive Officer and a member of the board of directors of American West Restaurant Group. From October 2018 to August 2022, he served as the Vice President of Operations Services at Chipotle. Prior to that, Mr. Cochran held several senior leadership roles at GameStop from 2003 to 2018, including Senior Vice President of U.S. Stores and Senior Vice President of Pre-Owned Merchandising and Marketing. He holds an MBA from Southern Methodist University, Cox School of Business.
Each executive officer serves at the discretion of our Board and holds office until their successor is duly elected and qualified or until their earlier resignation or removal.

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COMPENSATION DISCUSSION AND ANALYSIS
Overview
This CD&A describes the key objectives and elements of our executive compensation program and the compensation decisions for our named executive officers (“NEOs”) for our 2025 fiscal year. The Compensation Committee (the “Committee”), with input from its independent compensation consultant, oversees our executive compensation program and determines the compensation for our NEOs, with the exception that the independent members of our Board (the “Independent Directors”) have final approval with respect to the compensation for our Chief Executive Officer, Jonathan Neman (our “CEO”), and our Chief Concept Officer, Nicolas Jammet (our “CCO”), both of whom are co-founders of the Company. Our NEOs for the 2025 fiscal year are as follows:

Name	Position(s)
Jonathan Neman	President and Chief Executive Officer (principal executive officer)
Nicolas Jammet	Chief Concept Officer
Jamie McConnell	Chief Financial Officer and Treasurer (principal financial officer)
Jason Cochran	Chief Operating Officer
Mitch Reback*	former Chief Financial Officer (former principal financial officer)

*	Mr. Reback retired, and his employment with the Company ended, on September 21, 2025.
2025 Financial and Business Highlights
Fiscal year 2025 was a year of transition for Sweetgreen. After delivering our first full fiscal year of positive Adjusted EBITDA(1) in fiscal year 2024, the Company faced a more challenging operating environment in fiscal year 2025, with a sustained reduction in customer traffic that weighed on our financial results. In response, our leadership took decisive action, which included hiring three new executives with extensive experience at industry-leading restaurant brands and launching the Sweet Growth Transformation Plan to strengthen the foundation of our business and position Sweetgreen for durable, long-term growth.
Financial highlights for our 2025 fiscal year include:
•	Total revenue was $679.5 million, versus $676.8 million in the prior fiscal year, an increase of 0.4%.
•	Same-Store Sales Change(2) was (7.9)%, versus Same-Store Sales Change of 6.2% in the prior fiscal year.
•	Restaurant-Level Profit(1) was $103.5 million and Restaurant-Level Profit Margin(1) was 15.2%, versus $132.9 million and 19.6% in the prior fiscal year.
(1)
Adjusted EBITDA, Restaurant-Level Profit, and Restaurant-Level Profit Margin are non-GAAP financial measures. Each of these non-GAAP measures is reconciled to the most comparable GAAP measure in the section below titled, “Appendix 1—Reconciliation of Non-GAAP Measurements to GAAP Results.”

(2)
See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Performance Metrics” in our 2025 Form 10-K, which was filed with the SEC on February 27, 2026, for additional information regarding Same-Store Sales Change and Net New Restaurant Openings.

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COMPENSATION DISCUSSION AND ANALYSIS
•	35 Net New Restaurant Openings(2), ending the year with 281 locations, including 30 featuring the Infinite Kitchen technology.
•	Adjusted EBITDA was a loss of $(11.0) million, compared to positive Adjusted EBITDA of $18.7 million in the prior fiscal year.
Strengthening Our Leadership Team
In fiscal year 2025, we made three senior leadership appointments that bring deep operational and commercial expertise from some of the most respected brands in the restaurant industry.
•
We appointed Jason Cochran as Chief Operating Officer in May 2025. Mr. Cochran oversees field operations and operations services and innovation, and brings more than two decades of executive leadership experience in restaurant and consumer retail, including service as Vice President of Operations Services at Chipotle Mexican Grill, where he supported over 3,000 restaurants and $8.6 billion in annual revenue, and as Chief Executive Officer of American West Restaurant Group, the third-largest Pizza Hut franchisee in the United States.

•
We appointed Zipporah Allen as Chief Commercial Officer in September 2025. Ms. Allen leads brand, marketing, loyalty, and menu innovation, and brings more than two decades of experience in the restaurant and technology industries, including service as the first Global Chief Digital Officer at Taco Bell, as Chief Marketing Officer at Pizza Hut, and as Director of Global Menu Strategy at McDonald's.

•
We appointed Jamie McConnell as our Chief Financial Officer also in September 2025. Ms. McConnell brings more than 20 years of financial leadership experience across the restaurant, retail, and e-commerce industries, including more than seven years at Chipotle Mexican Grill, most recently serving as Chief Accounting and Administrative Officer.

Launching the Sweet Growth Transformation Plan
We launched the Sweet Growth Transformation Plan in fiscal year 2025, a comprehensive, multi-pillar strategic initiative designed to build the foundation for sustained, profitable growth. The plan is organized around five key priorities: (1) operational excellence, (2) food quality and menu innovation, (3) personalized digital experiences, (4) brand relevance, and (5) disciplined profitable investment. Initial work under the plan began in the second half of fiscal year 2025, including the implementation of systemwide operating standards through our Project One Best Way program, improvements to food quality processes, and a redesign of field bonus plans to tie incentives directly to restaurant-level performance. This work is intended to facilitate stronger, more consistent execution across our restaurant locations.
Connecting with New Customers
In fiscal year 2025, we opened 35 net new restaurants across the United States, expanding into new markets including Cincinnati, Sacramento, Arkansas, and Arizona.  Beyond new unit growth, we took deliberate steps to make Sweetgreen more accessible to a broader range of customers. We launched a new customer loyalty program, invested in increased chicken and tofu portions, reintroduced lower-priced seasonal offerings, and offered loyalty members promotions such as our $12 Daily Greens and our $10 ‘Tis The Seasoned Harvest Bowl, actions designed to lower the barriers to entry and welcome new guests into the brand. As we exited 2025, our menu innovation pipeline was the most robust in the Company's history and specifically designed to diversify menu occasions, expand into new categories, and attract customers who may not have previously considered Sweetgreen. These efforts reflect our belief that connecting more people to real food requires meeting new customers where they are: through geographical expansion, compelling value, and a menu that appeals to a wide range of tastes and occasions.
Investing in Our Employees
At Sweetgreen, our team members are our most important ingredient, and their satisfaction is essential to our success. In fiscal year 2025, we filled over 50% of our open restaurant leadership positions by promoting existing team members, demonstrating our continued commitment to career development and internal mobility within the Company. And our

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COMPENSATION DISCUSSION AND ANALYSIS
development program is built to help new team members become Head Coaches (store managers) in as few as three years. Our continued investment in our people, together with our commitment to building an inclusive and supportive environment, contributed to our recognition in 2025 by Forbes as one of America's Best Large Employers and by TIME magazine as one of America's Best Midsized Companies, each for the second consecutive year.
Consideration of 2025 Advisory “Say-On-Pay” Vote
In 2025, we sought an advisory vote from our stockholders regarding our executive compensation program (a “Say-on-Pay Vote”), and over 99% of votes cast were in favor of the program. We took this to represent strong, continued support for the program. Our stockholders have expressed a preference that we conduct a Say-on-Pay Vote on an annual basis, and as such we intend to continue soliciting a vote on an annual basis.
Key Executive Compensation Design Principles
We seek to align our executive compensation with shareholder interests. Accordingly, our executive compensation program includes the following structural elements:

What We Do		What We Don’t Do
✔	Tie a substantial portion of executive pay to Company performance	✘	No excessive perquisites or supplemental benefits
✔	Emphasize equity compensation over cash compensation	✘	No single-trigger change in control benefits
✔	Require achievement of pre-established financial objectives for annual incentive payouts	✘	No guaranteed bonuses or multi-year bonus commitments
✔	Use stock options that only deliver value upon stock price appreciation	✘	No repricing of stock options
✔	Maintain stock ownership guidelines for executive officers	✘	No excise tax gross-ups
✔	Subject incentive compensation to a clawback policy
✔	Retain an independent compensation consultant
✔	Conduct annual Say-on-Pay advisory vote
✔	Performance-based RSUs based on relative TSR granted to our CEO in 2026

Compensation Program Objectives and Elements
We operate in a highly competitive environment that relies heavily on restaurant, retail, real estate, and technology talent. A core objective of our compensation program is to enable the attraction, retention, and motivation of top talent across these diverse industries, that will provide us with the expertise and skills necessary to deliver on our short- and long-term goals.

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COMPENSATION DISCUSSION AND ANALYSIS
The three main elements of our compensation program are described in the table below, along with the objectives and governance of each.

Element of Compensation	Objectives	Governance and Process
Base Salary (fixed cash)	Provides financial stability and security through a fixed amount of cash for performing job responsibilities.
Generally reviewed annually and determined based on a number of factors (including job scope, individual performance, and Company performance) and by reference, in part, to peer group data and/or market survey data.

Annual Incentive Plan
Motivates and rewards for the achievement of key annual financial goals. For fiscal year 2025, we used two financial goals that were based upon Same-Store Sales Change and Restaurant-Level Profit Margin.

Target bonus opportunities are generally reviewed annually and determined based upon positions that have similar impact on the organization as well as peer group data and/or market survey data.

Bonuses are dependent upon the achievement of applicable financial objective(s), determined and communicated during the first quarter of the year.

Actual bonus amounts are determined after the end of the year and subject to the discretion of the Committee (or the Independent Directors, with respect to the CEO and CCO).

Beginning in 2025, bonus amounts are paid in equity, which further strengthens alignment with shareholder interests.

Long-Term Equity Incentive Plan
Motivates and rewards for long-term Company performance. Aligns executives’ interests with stockholder interests and changes in stockholder value. Attracts highly qualified executives and encourages their continued employment over the long-term.

Long-term equity award amounts are generally reviewed annually and typically granted during the first fiscal quarter of the year or as appropriate during the year for new hires, promotions, or other special circumstances, such as to encourage retention, or as a reward for significant achievement.

We also provide the opportunity for our NEOs to enroll in benefits that are available to all of our employees, including retirement benefits under our 401(k) plan, weekly Sweetgreen restaurant credits, and participation in employee health and welfare benefit plans.
Determining Executive Compensation
Role of Compensation Committee, Board, and Management
The Committee is appointed by our Board and has responsibilities related to the compensation of our directors, officers, and employees and the development and administration of our compensation plans. For details on the Committee’s oversight of our executive compensation program, see the section titled “Corporate Governance—Compensation Committee” above in this proxy statement. The Committee consists solely of independent members of the Board.
The Committee reviews all compensation paid to our executive officers, including our NEOs. The CEO evaluates and provides to the Committee performance assessments and compensation recommendations with respect to other executive officers. The CEO does not participate in deliberations concerning, or the determination of, his own

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COMPENSATION DISCUSSION AND ANALYSIS
compensation. The Committee makes final determinations with respect to executive compensation matters for all executive officers other than our CEO and our CCO, each of whom is a Company co-founder. With respect to our CEO and CCO, the Committee recommends any compensation actions to the Independent Directors for final approval. From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the Committee to make presentations, provide financial or other background information or advice, or otherwise participate in Committee meetings.
The Committee typically meets at least five times per calendar year to manage and evaluate our executive compensation program, and generally determines the principal components of compensation (i.e., base salary, performance bonus, and equity awards) for our executive officers each year during our first fiscal quarter; however, decisions may occur at other times for new hires, promotions, or other special circumstances as the Committee determines appropriate. The Committee does not delegate authority to approve executive officers’ compensation. The Committee does not maintain a formal policy regarding the timing of equity awards to our executive officers. The Independent Directors are responsible for determining the compensation of our CEO and CCO, and they typically determine the principal compensation components (i.e., base salary, annual performance bonus, and any long-term equity awards) for those two Company co-founders each year during our first fiscal quarter. Throughout the remainder of this CD&A, references to decisions and actions by the Independent Directors are only intended to refer to decisions and actions with respect to our CEO and CCO.
Role of Compensation Consultant
The Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The Committee has retained Semler Brossy Consulting Group LLC (“Semler Brossy”) as its compensation consultant. During fiscal year 2025, Semler Brossy provided the following services, as directed by the Committee:
•	Assessed the peer group composition for continued relevance and recommended no changes.
•
Reviewed and assessed our compensation practices and the cash and equity compensation levels of our executive officers, taking into consideration the compensation practices and executive compensation levels amongst our peer group as well as survey data.

•	Reviewed and assessed our annual incentive plan, including the metrics, payout levels, and caps.
•	Reviewed and assessed our long-term equity incentive plan and conducted an analysis of our equity burn rate, overhang, and stock-based compensation expense.
•	Conducted a review of, and provided guidance with respect to, our severance and change in control policies.
•	Advised on regulatory developments relating to executive compensation.
•	Reviewed and advised us with respect to our most recent Say-on-Pay voting results.
•	Assisted with the development and implementation of stock ownership guidelines for our executive officers.
•	Conducted a review of our non-employee director compensation policy and proposed updates.
•	Conducted a compensation risk assessment of our executive compensation program.
On an annual basis, the Committee analyzes whether Semler Brossy, in its role as the Committee’s compensation consultant, is independent and whether its work raises any conflicts of interest, taking into account relevant factors in accordance with SEC rules and NYSE listing standards. With respect to 2025, the Committee determined that Semler Brossy and the individual compensation advisors employed by Semler Brossy were independent and that its and their work did not create any conflicts of interest pursuant to SEC rules and NYSE listing standards.

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COMPENSATION DISCUSSION AND ANALYSIS
Compensation Peer Group
In September 2024, Semler Brossy proposed, and the Committee approved, no changes to our peer group for fiscal year 2025. The Committee determined that the existing peer group continued to be appropriate based on industry, revenue size, and business model relevance. The Committee continued to focus on high growth restaurants, high growth lifestyle brands, and disruptive consumer brands, with annual revenue between $200 million and $1.9 billion.

The peer group with respect to fiscal year 2025 was as follows:
BJ’s Restaurants Inc.	Jack in the Box Inc.
Canada Goose Holdings Inc.	Krispy Kreme, Inc.
CAVA Group, Inc.	Portillo’s Inc.
Celsius Holdings, Inc.	Shake Shack Inc.
Denny’s Corp.	Sonos Inc.
Dine Brands Global, Inc.	Warby Parker Inc.
Dutch Bros Inc.	Wingstop Inc.
FIGS, Inc.	Yeti Holdings, Inc.
First Watch Restaurant Group, Inc.

In August 2025, Semler Brossy proposed, and the Committee approved, no changes to the foregoing peer group for fiscal year 2026.
Use of Peer Group and Competitive Market Compensation Survey Data
For fiscal year 2025, the Committee and the Independent Directors used competitive market data in its assessment of executive compensation. Two sources were generally used for these purposes: publicly available peer group data and data from the Radford McLagan Survey. Peer group compensation data is provided by Semler Brossy for our CEO and other senior positions as available. Survey matches were made using comparable roles under the best available industry and revenue cuts. The Committee and the Independent Directors did not target pay to fall at any particular percentile of the peer group or survey data, but rather reviewed such data as a helpful reference point in making fiscal year 2025 compensation decisions. Peer group and survey data are only two of the factors that the Committee and the Independent Directors consider in making compensation decisions. The Committee and the Independent Directors consider other factors as described below under “—Factors Used in Determining Executive Compensation.”
Factors Used in Determining Executive Compensation
Our Committee (and, with respect to our CEO and CCO, the Independent Directors) sets the compensation for our NEOs at levels they determine to be competitive and appropriate for each NEO, using their professional experience and judgment. Pay decisions are not made by use of a formulaic approach or benchmark; the Committee and the Independent Directors believe that executive pay decisions require consideration of a multitude of relevant factors which may vary from year to year. In making executive compensation decisions, the Committee and the Independent Directors generally take into consideration the factors listed below:
•	Company performance and existing business needs.
•	Each NEO’s individual performance and scope of job function, as well as the critical skill set of the NEO to the Company’s future performance.
•	The need to attract new talent to our executive team and retain existing talent in a highly competitive industry.
•	Peer group and survey data as described above in “—Use of Peer Group and Competitive Market Compensation Survey Data.”
•	Recommendations from our independent compensation consultant.

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COMPENSATION DISCUSSION AND ANALYSIS
•	Recommendations from the CEO, provided that the CEO may not be present during the voting or deliberations of his own compensation.
•	The NEO’s compensation for the previous year.
•	The relative compensation of our other executive officers.
2025 Executive Compensation Program
Base Salary
In February 2025, the Committee (and, with respect to our CEO and CCO, the Independent Directors) considered the factors detailed in the section above titled, “Determining Executive Compensation—Factors Used in Determining Executive Compensation,” and determined that the base salaries of Mr. Neman, Mr. Jammet, and Mr. Reback should remain unchanged from the levels set in February 2024.
The base salary for Mr. Cochran was established by the Committee in connection with his hiring as our Chief Operating Officer, as set forth in his employment agreement effective as of May 5, 2025. Similarly, the base salary for Ms. McConnell was established by the Committee in connection with her hiring as our Chief Financial Officer, as set forth in her employment agreement effective as of September 22, 2025.
The annual base salary set for each of our NEOs during the 2025 fiscal year is listed in the table below.

Name	2025 Annual Base Salary
Jonathan Neman	$550,000
Nicolas Jammet	$375,000
Jamie McConnell	$550,000
Jason Cochran	$500,000
Mitch Reback	$475,000

Annual Incentive Plan
Target Bonus Opportunity
In the first fiscal quarter of 2025, the Committee (and, with respect to our CEO and CCO, the Independent Directors) evaluated the target bonus opportunities for Messrs. Neman, Jammet, and Reback, and determined that their fiscal year 2025 target bonus opportunities should remain unchanged from the levels set in 2024. The Compensation Committee set the fiscal year 2025 target bonus opportunities for Mr. Cochran and Ms. McConnell later in 2025 in connection with their respective hirings.

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COMPENSATION DISCUSSION AND ANALYSIS
The fiscal year 2025 target bonus opportunity for each of our NEOs is set forth in the table below. Each such target bonus opportunity is expressed as a percentage of the total amount of base salary earned by the corresponding NEO for work performed during the 2025 calendar year.

Name	2025 Target Bonus Opportunity
Jonathan Neman	100%
Nicolas Jammet	50%
Jamie McConnell	75%
Jason Cochran	75%
Mitch Reback	75%

Bonus Plan Design
In March 2025, the Committee and the Independent Directors approved the Sweetgreen Support Center 2025 Annual Bonus Plan (the “2025 SGSC Bonus Plan”) in which our NEOs participate. The 2025 SGSC Bonus Plan used two financial performance metrics set by the Committee and the Independent Directors: a Same-Store Sales Change (“SSS”) metric and a Restaurant-Level Profit Margin (“RLM”) metric. The SSS metric was weighted at 70% and the RLM metric was weighted at 30%, meaning that 70% of each participant's total bonus payout was to be determined by the Company’s performance against the SSS metric and 30% was to be determined by the Company’s performance against the RLM metric.
The two financial metrics used for the 2025 SGSC Bonus Plan differed from the financial metrics used for the 2024 annual bonus plan applicable to our executive officers (the “2024 SGSC Bonus Plan”). The 2024 SGSC Bonus Plan focused on the Company’s revenue and a modified version of the Company’s Adjusted EBITDA. The Committee and the Independent Directors chose to use SSS and RLM instead for the 2025 SGSC Bonus Plan because they wished to encourage participants to focus on improving the performance and profitability of the Company’s existing restaurants, without reliance upon new store openings and corporate cost reductions to achieve bonus plan targets. However, to ensure continued discipline with respect to the Company’s selling, general, and administrative (SG&A) expenses, the Committee and the Independent Directors expressly stated in the 2025 SGSC Bonus Plan that they intended to use their permitted discretion to reduce bonus payouts in the event that the Company's SG&A expenses for the 2025 fiscal year exceeded the Company’s 2025 SG&A budget by more than $2 million (subject to certain exclusions).
The 2025 SGSC Bonus Plan target for the SSS metric was set at 5.8%, and the target for the RLM metric was set at 20.6%, which matched the SSS and RLM goals set forth in the Company’s 2025 fiscal year operating plan. However, the Company’s achievement of the SSS and RLM targets of 5.8% and 20.6%, respectively, would not have entitled our NEOs to earn their full target bonus opportunities. Instead, achievement of these targets would have entitled our NEOs to earn only 70% of their target bonus opportunities. The Committee and the Independent Directors required the Company to achieve heightened SSS and RLM targets of 7.3% and 21.2%, respectively, for our NEOs to earn their full target bonus opportunities. Accordingly, under the 2025 SGSC Bonus Plan, our NEOs would not receive their full 2025 bonuses unless the Company substantially beat the SSS and RLM goals set forth in the Company’s 2025 fiscal year operating plan.

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COMPENSATION DISCUSSION AND ANALYSIS
The following tables set forth the relative weighting for each of the two financial metrics under the 2025 SGSC Bonus Plan, the performance targets and other achievement levels for such metrics, and the payout percentages in connection with those targets and levels.

Same-Store Sales Change (weighted 70%)		Restaurant-Level Profit Margin (weighted 30%)
Performance*	Payout Percentage	Performance*	Payout Percentage
≥ 7.8%	110%	≥ 21.4%	110%
7.3%	100%	21.2%	100%
6.8%	90%	21.0%	90%
6.3%	80%	20.8%	80%
Target: 5.8%	70%	Target: 20.6%	70%
5.3%	60%	20.4%	60%
4.8%	50%	20.2%	50%
4.3%	40%	20.0%	40%
3.8%	30%	19.8%	30%
< 3.8%	0%	< 19.8%	0%

*	There is no interpolation between performance achievement levels.
Per the terms of the 2025 SGSC Bonus Plan, any bonus amounts earned by our NEOs were to be paid in fully vested RSUs. The Committee and the Independent Directors choose this payment method so as to further align our executive officers’ compensation with our shareholders’ interests, and also to reduce the amount of any cash expense with respect to the 2025 SGSC Bonus Plan.
Bonus Plan Achievement
The Company’s SSS for fiscal year 2025 was (7.9)%, which was below the threshold level of 3.8%. Also, the Company’s RLM for fiscal year 2025 was 15.2%, which was below the threshold level of 19.8%. Because the Company’s actual performance on both financial metrics fell below the minimum threshold levels required for any payout under the 2025 SGSC Bonus Plan, no amounts were earned by any of our NEOs under the bonus plan for fiscal year 2025. Accordingly, in February 2026, the Committee and the Independent Directors determined that no bonus amounts would be paid to our NEOs under the 2025 SGSC Bonus Plan.
2025 Annual Incentive Plan Summary
The fiscal year 2025 target bonus opportunities under the 2025 SGSC Bonus Plan for each of our NEOs, and the actual bonus amounts paid to each such individual under that plan, are as follows:

Name	2025 Target Bonus Opportunity*	Bonus Paid (as a % of Target Bonus Opportunity)	Bonus Paid (in Dollars)
Jonathan Neman	100%	0%	$0
Nicolas Jammet	50%	0%	$0
Jamie McConnell	75%	0%	$0
Jason Cochran	75%	0%	$0
Mitch Reback	75%	0%	$0

*	Expressed as a percentage of the total amount of base salary earned by the corresponding NEO for work performed during the 2025 calendar year.

36 | SWEETGREEN, INC. 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Long Term Equity Incentive Plan
Annual Equity Awards
In March 2025, the Committee approved an annual equity award for Mr. Reback, and the Independent Directors approved an annual equity award for Mr. Neman. The annual equity awards for Messrs. Reback and Neman consisted of only stock options, in contrast to the mix of stock options and restricted stock units (“RSUs”) provided as annual equity awards to certain of our NEOs in fiscal year 2024. The Committee and the Independent Directors choose to award only stock options for annual equity awards in 2025 because stock options more directly align executive compensation with value creation for our stockholders; stock options only deliver value to the executive if the Company’s stock price appreciates. The Committee and the Independent Directors also considered the impact on shareholder dilution and stock-based compensation expense in determining to use stock options rather than RSUs for the annual equity awards, recognizing that stock options deliver a lower cost per unit of economic value relative to full-value awards. The exercise price for each such stock option is $23.80 per share, which is equal to the closing price for the Company’s Class A common stock on the day of grant.
The number of stock options granted with respect to each such award was based upon a target economic value. Each award vests over a three-year period, with 5% of the total number of stock options vesting each quarter over the first year, 7.5% vesting each quarter over the second year, and 12.5% vesting each quarter over the third year, subject to the applicable NEO’s continuous service through each vesting date.
The Committee did not recommend, and the Independent Directors did not grant, an annual equity award to Mr. Jammet in 2025, after taking into consideration the pre-IPO equity award previously provided to Mr. Jammet (as described below) and the equity compensation provided to similarly situated executives within our peer group.
In March 2026, in order to further strengthen the performance-based nature of our executive compensation program, Mr. Neman was granted performance-based RSUs that generally vest based upon our relative TSR achievement over a three-year period. Further details regarding this grant and the remainder of our 2026 executive compensation program will be provided in our proxy statement to be filed in connection with our annual meeting in 2027.
New Hire Equity Awards
In May 2025, the Committee approved an initial equity award for Jason Cochran, consisting of 250,000 stock options and 100,000 RSUs. This award was in connection with the hiring of Mr. Cochran as our Chief Operating Officer. Mr. Cochran’s initial equity award vests over a four-year period, with 25% vesting on the first anniversary of the vesting commencement date and the remainder vesting in twelve equal quarterly installments thereafter. The strike price for the stock options included as part of Mr. Cochran’s initial equity award is $15.23 per share. In September 2025, the Committee approved an additional new hire equity award for Mr. Cochran consisting of 50,000 stock options and 50,000 RSUs, with the same vesting terms as his May 2025 award. The strike price for the stock options included as part of this additional equity award is $8.40 per share. The Committee approved this additional award to further motivate and retain Mr. Cochran during a critical period of operational transformation.
In October 2025, the Committee approved an initial equity award for Jamie McConnell, consisting of 300,000 stock options and 150,000 RSUs. This award was in connection with the hiring of Ms. McConnell as our Chief Financial Officer. Ms. McConnell’s initial equity award vests over a four-year period, with 25% vesting on the first anniversary of the vesting commencement date and the remainder vesting in twelve equal quarterly installments thereafter. The strike price for the stock options included as part of Ms. McConnell’s initial equity award is $7.50 per share.
For Mr. Cochran’s and Ms. McConnell’s 2025 equity awards, the Committee used a fixed number of stock options and RSUs instead of a target economic value. For each such award, the Committee chose an equity mix consisting of two-thirds stock options and one-third RSUs in order to weigh the majority of the award toward stock price appreciation while providing a meaningful retentive component through RSUs that hold value regardless of short-term market conditions. The exercise price for each such stock option is equal to the closing price for the Company’s Class A common stock on the day of grant.

SWEETGREEN, INC. 2026 PROXY STATEMENT | 37

COMPENSATION DISCUSSION AND ANALYSIS
2025 Long-Term Equity Incentive Plan Summary
The annual and new hire equity awards granted to each of our NEOs in fiscal year 2025 are set forth in the tables below. The amounts do not include the fully vested RSUs granted to certain of our NEOs in March 2025 as payment under the Company’s 2024 SGSC Bonus Plan.
2025 Annual Equity Awards

Name	Stock Options Granted (economic value)
Jonathan Neman	$2,600,000
Nicolas Jammet	$0
Mitch Reback	$800,000

2025 New Hire Equity Awards

Name	Stock Options Granted (# of shares)	RSUs Granted (# of Shares)
Jamie McConnell	300,000	150,000
Jason Cochran	300,000*	150,000*

*
Includes Mr. Cochran’s initial new hire equity award in May 2025 of 250,000 stock options and 100,000 RSUs and his additional new hire equity award in September 2025 of 50,000 stock options and 50,000 RSUs.

Pre-IPO Equity Awards for Our Chief Executive Officer and Chief Concept Officer
Our Board granted performance-based RSU awards to each of our three co-founders, including our CEO, Jonathan Neman, and our CCO, Nicolas Jammet, prior to our initial public offering in November 2021. While these awards (the “Founder Awards”) pre-date our 2025 fiscal year, we believe that a discussion of these awards is helpful for purposes of understanding our 2025 compensation decisions. The purpose of these awards was to recognize past contributions as well as reward the co-founders for achieving sustained stock price growth over time.
The Board granted the Founder Awards in October 2021 under the Company’s 2019 Equity Incentive Plan (the “2019 Plan”). Each of the Founder Awards consists of 2,100,000 RSUs, which RSUs were eligible to vest beginning on November 15, 2022 in seven equal tranches upon the attainment of milestones based on the trailing 90-day volume weighted average trading price of our Class A common stock, subject to the corresponding co-founder’s continuous service through each applicable vesting date. During fiscal year 2024, two of the seven tranches vested as a result of the Company’s attainment of the corresponding milestones. No tranches vested during our 2025 fiscal year, as the stock price milestones for the remaining tranches (beginning at $45.00 per share) were not achieved during that year.

38 | SWEETGREEN, INC. 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
The table below sets forth the number of RSUs in each of the seven tranches, the stock price milestone for that tranche, and the date such milestone was achieved, if any.

Number of RSUs in Vesting Tranche	Milestone Price Per Share of Common Stock	Date Achieved
300,000	$30.00	8/24/2024
300,000	$37.50	12/12/2024
300,000	$45.00	—
300,000	$52.50	—
300,000	$60.00	—
300,000	$67.50	—
300,000	$75.00	—

Other Features of Our Executive Compensation Program
Employment Arrangements and Severance Benefits
We have entered into employment agreements with all of our NEOs, setting forth the terms and conditions of such executives’ employment with us. We entered into employment agreements with Messrs. Neman, Jammet, and Reback effective as of October 1, 2021, with Mr. Cochran effective as of May 5, 2025, and with Ms. McConnell effective as of September 22, 2025. The employment agreements generally provide for at-will employment, have no specific term, and set forth the individuals’ initial annual base salary and target bonus. Additionally, the agreements with Mr. Cochran and Ms. McConnell set forth their anticipated initial equity awards, in each case subject to the Committee’s further approval. The employment agreements also provide that such individuals are eligible for severance benefits in certain situations, the terms of which are described below.
Severance Benefits in Connection with a Change in Control
Pursuant to the employment agreements, in the event of a termination without Cause or resignation with Good reason (each as defined in the respective employment agreement) that occurs during the time period commencing on the effective date of a Change in Control (as defined in the Company’s then-applicable equity incentive plan) and continuing until the twelve-month anniversary of the effective date of the Change in Control, we will provide the following severance benefits, contingent upon the conditions set forth in the respective employment agreement, including entering into a release of claims and complying with any existing confidentiality agreement:
•	a lump sum cash payment equal to 18 months of base salary for Messrs. Neman and Jammet, or 12 months of base salary for Ms. McConnell and Mr. Cochran, and
•	a lump sum cash payment equal to such NEO’s target bonus for the applicable fiscal year, pro-rated based on the date of termination.(1)
Severance Benefits Without a Change in Control
The employment agreements also provide that, in the event of a termination without Cause or resignation with Good Reason that is not within the Change in Control period described above, we will provide the following severance benefits, contingent upon the conditions set forth in the respective employment agreement, including entering into a release of claims and complying with any existing confidentiality agreement:
•	a lump sum cash payment equal to 12 months of base salary for Messrs. Neman and Jammet, or six months of base salary for Ms. McConnell and Mr. Cochran, and
•	a lump sum cash payment equal to such NEO’s target bonus for the applicable fiscal year, pro-rated based on the date of termination.(1)
(1)
For each of Mr. Cochran and Ms. McConnell, such lump sum cash payment in connection with the target bonus is contingent upon that individual’s employment terminating on or after the one-year anniversary of that individual’s employment start date.

SWEETGREEN, INC. 2026 PROXY STATEMENT | 39

COMPENSATION DISCUSSION AND ANALYSIS
The foregoing severance benefits are discussed in more detail below in the section entitled “Potential Payments Upon Termination or Change in Control.”
In addition to base salary, target bonus, anticipated initial equity awards, and severance benefits, the employment agreement with Mr. Cochran also provided for a one-time, sign-on bonus payment of $50,000, which is subject to a clawback provision requiring repayment in the event of any termination of employment within one year of Mr. Cochran’s employment start date.
Retirement of, and Post-Employment Agreements with, Mitch Reback
In September 2025, Mitch Reback retired from the Company, after serving as our Chief Financial Officer for more than ten years. We entered into a consulting agreement with Mr. Reback pursuant to which Mr. Reback provided consulting services to the Company for a six-month period immediately following his retirement, to help facilitate the transition of the Chief Financial Officer role from Mr. Reback to Ms. McConnell. Under the terms of the consulting agreement, Mr. Reback agreed to provide up to 35 hours of consulting services to the Company each month. In consideration for those services, Mr. Reback received a fee of $7,500 per month, his outstanding and unvested stock options and RSUs continued to vest for the duration of the consulting agreement, and, on March 21, 2026, Mr. Reback's then-outstanding and unvested stock options and RSUs were accelerated and became fully vested on that date. Additionally, in consideration for a separation agreement containing a release of claims, we extended the exercise periods for Mr. Reback's vested stock options to the shorter of (i) three years following the termination of the consulting agreement and (ii) the maximum term of such options.
Other Benefits
We provide the opportunity for our NEOs to enroll in benefits that are available to all of our employees, including retirement benefits under our 401(k) plan and participation in employee health and welfare benefit plans. We also pay the premiums for term life insurance and disability insurance for all of our employees, including our NEOs.
We provide limited perquisites or personal benefits to our executive officers, including up to $75 per week in Sweetgreen credits to spend at our stores, a benefit which is available to all full-time employees at our Sweetgreen Support Center. Additionally, Ms. McConnell and Mr. Cochran each receive a car allowance (in the amount of $750 for December 2025 and $346 on a biweekly basis thereafter) to help offset expenses related to their frequent commutes to the Sweetgreen Support Center.
Stock Ownership Guidelines
In March 2025, our Board adopted stock ownership guidelines for our executive officers and revised stock ownership guidelines for our non-employee directors by amending and restating the stock ownership guidelines for our non-employee directors that the Board previously adopted. At that time, the Board also delegated administration of these guidelines to the Committee. Under the guidelines, our CEO is required to hold shares of the Company’s common stock with a value equal to at least six times his annual base salary; our CCO is required to hold shares of the Company’ common stock with a value equal to at least five times his annual base salary; and our other executive officers are required to hold shares of the Company’s common stock with a value equal to at least two times their annual base salary. The guidelines require each of our current executive officers to achieve the applicable ownership requirement by the end of the 2030 calendar year. Until the applicable ownership requirement is met, executive officers are required to retain at least 50% of the net after-tax shares received upon the vesting or exercise of equity awards.
Accounting and Tax Implications
Under Financial Accounting Standard Board ASC Topic 718 (“ASC 718”), we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.

40 | SWEETGREEN, INC. 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), compensation paid to each of the Company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible. As discussed above in the section titled “Determining Executive Compensation—Factors Used in Determining Executive Compensation,” the Committee and the Independent Directors look at many factors in making decisions regarding executive compensation. The Committee and the Independent Directors retain the flexibility to provide compensation to the Company’s executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders. Accordingly, the Committee and the Independent Directors may approve compensation that is not deductible by the Company due to the deduction limit under Section 162(m).
Clawbacks
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002. Additionally, in 2023 we implemented a Dodd-Frank Wall Street Reform and Consumer Protection Act-compliant clawback policy prior to the deadline for such implementation.
Compensation Risk Assessment
The Committee reviews, on an annual basis, the risks arising from our compensation policies and practices applicable to our NEOs and evaluates the policies and practices that could mitigate any such risk. In fiscal year 2025, Semler Brossy conducted a compensation risk assessment and concluded that the Company’s executive compensation program is not reasonably likely to have a material adverse effect on our company. Based on this assessment and its own review, the Committee does not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

SWEETGREEN, INC. 2026 PROXY STATEMENT | 41

EXECUTIVE COMPENSATION
Fiscal Year 2025 Summary Compensation Table
The following table shows, for the fiscal years ended December 28, 2025, December 29, 2024, and December 31, 2023, compensation awarded to or paid to, or earned by, our NEOs.

Name and Principal Position(s)	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Jonathan Neman President and Chief Executive Officer	2025	$550,000	—	—	$2,675,937	—	$144 (4)	$3,226,081
	2024	$542,308	—	—	—	$368,098	$144	$910,550
	2023	$461,538	—	—	—	$150,000	$11,010	$622,548
Jamie McConnell(5) Chief Financial Officer	2025	$148,077	—	$1,125,000	$1,152,000	—	$39 (4)	$2,425,116
Nicolas Jammet(6) Chief Concept Officer	2025	$375,000	—	—	—	—	$144(4)	$375,144
Jason Cochran(7) Chief Operating Officer	2025	$326,923	$50,000	$1,943,000	$2,172,237	—	$94 (4)	$4,492,254
Mitch Reback(8) Former Chief Financial Officer	2025	$347,115	—	$300,733 (3)	$3,763,307 (3)	—	$105 (4)	$4,411,260
	2024	$471,154	—	$295,551	$749,998	$239,843	$144	$1,756,690
	2023	$415,673	—	$548,100	$976,824	$135,000	$144	$2,075,741

(1)
The amounts reported here do not reflect the actual economic value realized by our NEOs. In accordance with SEC rules, this column represents the grant date fair value of shares underlying RSU awards, calculated in accordance with ASC 718. Assumptions used in the calculation of the grant date fair value of the RSUs are set forth in Note 10, “Stock-Based Compensation” in our 2025 Form 10-K.

(2)
The amounts reported here do not reflect the actual economic value realized by our NEOs. In accordance with SEC rules, this column represents the grant date fair value of shares underlying stock options, calculated in accordance with ASC 718. Assumptions used in the calculation of the grant date fair value of the stock options are set forth in Note 10, “Stock-Based Compensation” in our 2025 Form 10-K.

(3)
Mr. Reback was previously granted equity awards which were subsequently modified in September 2025 in connection with Mr. Reback’s retirement. For additional information, see the section above titled, “Compensation Discussion and Analysis—Other Features of Our Executive Compensation Program—Employment Arrangements and Severance Benefits—Retirement of, and Post-Employment Agreements with, Mitch Reback.” The amounts reported reflect the incremental fair value resulting from such modification, computed in accordance with FASB ASC Topic 718.

(4)	Consists of life insurance premiums paid by Sweetgreen on behalf of such NEO.
(5)	Ms. McConnell’s employment with Sweetgreen commenced on September 22, 2025.
(6)	Because Mr. Jammet was not an NEO in fiscal years 2023 or 2024, SEC rules do not require the compensation for such years to be reported.
(7)	Mr. Cochran’s employment with Sweetgreen commenced on May 5, 2025.
(8)
Mr. Reback retired from Sweetgreen, effective September 21, 2025. In September and October 2025, we entered into a consulting agreement and a separation agreement with Mr. Reback, which are described in the section above titled, “Compensation Discussion and Analysis—Other Features of Our Executive Compensation Program—Employment Arrangements and Severance Benefits—Retirement of, and Post-Employment Agreements with, Mitch Reback.”

42 | SWEETGREEN, INC. 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION
Grants of Plan-Based Awards

Name	Award Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
			Threshold	Target	Maximum
Jonathan Neman	Cash Incentive	—	$165,000	$385,000	$605,000	—	—	—	—
	Options	3/15/2025	—	—	—	—	223,367 (3)	$23.80	$2,675,937
Jamie McConnell	Cash Incentive	—	$33,317	$77,740	$122,164	—	—	—	—
	Options	10/15/2025	—	—	—	—	300,000 (4)	$7.50	$1,152,000
	RSUs	10/15/2025	—	—	—	150,000 (5)	—	—	$1,125,000
Nicolas Jammet	Cash Incentive	—	$56,250	$131,250	$206,250	—	—	—	—
Jason Cochran	Cash Incentive	—	$73,558	$171,635	$269,711	—	—	—	—
	Options	5/15/2025	—	—	—	—	250,000 (6)	$15.23	$1,957,237
	RSUs	5/15/2025	—	—	—	100,000 (7)	—	—	$1,523,000
	Options	9/15/2025	—	—	—		50,000 (6)	$8.40	$215,000
	RSUs	9/15/2025	—	—	—	50,000 (7)	—	—	$420,000
Mitch Reback	Cash Incentive	—	$78,101	$182,235	$286,370	—	—	—	—
	Options	3/15/2025	—	—	—	—	68,728 (3)	$23.80	$823,361

(1)
Amounts reflect target performance-based incentives for the NEOs under our 2025 SGSC Bonus Plan based on the Company’s achievement of two financial performance goals: Same-Store Sales Change, weighted at 70%, and Restaurant-Level Profit Margin, weighted at 30%. Bonus earnings pursuant to the 2025 SGSC Bonus Plan were to be settled in fully vested RSUs. See “Compensation Discussion and Analysis—2025 Executive Compensation Program—Annual Incentive Plan” above for additional information regarding the 2025 SGSC Bonus Plan. Actual payments under the 2025 SGSC Bonus Plan, if any, are set forth in the Summary Compensation Table above.

(2)
In accordance with SEC rules, this column represents the grant date fair value of shares underlying stock options and RSU awards, as applicable, calculated in accordance with ASC 718. Assumptions used in the calculation of the grant date fair value of the stock options and RSUs are set forth in Note 10, “Stock-Based Compensation” in our 2025 Form 10-K.

(3)
The stock option award was granted under our 2021 Plan. The shares subject to the option vest as follows, with the first vest occurring on May 15, 2025: (i) 5% of the options vested in quarterly installments on each quarterly vesting date over the first year, (ii) 7.5% of the options will vest in quarterly installments on each quarterly vesting date over the second year, and (iii) 12.5% of the options will vest in quarterly installments on each quarterly vesting date over the third year, subject to the NEO’s continuous service through each applicable vesting date.

(4)
The stock option award was granted under our 2021 Plan. The shares subject to the option vest as follows: (i) 25% of the options will vest on August 15, 2026, and (ii) 6.25% of the options will vest in quarterly installments on each quarterly vesting date over the subsequent three years, subject to the NEO’s continuous service through each applicable vesting date.

(5)
The RSU award was granted under our 2021 Plan. The RSU award vests as follows: (i) 25% of the RSU award will vest on August 15, 2026, and (ii) 6.25% of the RSU award will vest in quarterly installments on each quarterly vesting date over the subsequent three years, subject to the NEO’s continuous service through each applicable vesting date.

(6)
The stock option awards were granted under our 2021 Plan. The shares subject to the options vest as follows: (i) 25% of the options will vest on May 15, 2026, and (ii) 6.25% of the options will vest in quarterly installments on each quarterly vesting date over the subsequent three years, subject to the NEO’s continuous service through each applicable vesting date.

(7)
The RSU awards were granted under our 2021 Plan. The RSU awards vest as follows: (i) 25% of the RSU awards will vest on May 15, 2026, and (ii) 6.25% of the RSU awards will vest in quarterly installments on each quarterly vesting date over the subsequent three years, subject to the NEO’s continuous service through each applicable vesting date.

SWEETGREEN, INC. 2026 PROXY STATEMENT | 43

EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year End
The following table presents information regarding outstanding equity awards held by our NEOs as of December 28, 2025.

Name	Grant Date(1)	Vesting Commencement Date	Option Awards				Stock Awards
			Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price per share	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested(2)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested(2)
Jonathan Neman	1/1/2018	1/1/2018	14,173 (3)	—	$3.14	3/13/2027	—	—	—	—
	8/28/2018	8/28/2018	1,200,000 (3)	—	$3.73	8/27/2028	—	—	—	—
	12/5/2019	12/5/2019	187,394 (3)	—	$7.77	12/4/2029	—	—	—	—
	12/5/2019	1/1/2019	248,778 (3)	—	$7.77	12/4/2029	—	—	—	—
	6/16/2021	1/1/2022	802,121 (3)	—	$10.76	6/15/2031	—	—	—	—
	10/24/2021	11/17/2021	—	—	—	—	—	—	1,500,000 (7)	$10,455,000
	3/15/2025	5/15/2025	33,507 (4)	189,860	$23.80	03/14/2035	—	—	—	—
Jamie McConnell	10/15/2025	8/15/2025	—	300,000 (5)	$7.50	10/14/2035	—	—	—	—
	10/15/2025	8/15/2025	—	—	—	—	150,000 (8)	1,045,500	—	—
Nicolas Jammet	1/1/2018	1/1/2018	14,173 (3)	—	$3.14	3/13/2027	—	—	—	—
	8/28/2018	8/28/2018	1,200,000 (3)	—	$3.73	8/27/2028	—	—	—	—
	12/5/2019	12/5/2019	248,778 (3)	—	$7.77	12/4/2029	—	—	—	—
	12/5/2019	1/1/2019	200,000 (3)	—	$7.77	12/4/2029	—	—	—	—
	6/16/2021	1/1/2022	830,000 (3)	—	$10.76	6/15/2031	—	—	—	—
	10/24/2021	11/17/2021	—	—	—	—	—	—	1,500,000 (7)	$10,455,000
Jason Cochran	5/15/2025	5/15/2025	—	250,000 (5)	$15.23	05/14/2035	—	—	—	—
	5/15/2025	5/15/2025	—	—	—	—	100,000 (8)	697,000
	9/15/2025	5/15/2025	—	50,000 (5)	$8.40	09/14/2035	—	—	—	—
	9/15/2025	5/15/2025	—	—	—	—	50,000 (8)	348,500	—	—
Mitch Reback	12/5/2019	1/1/2019	30,000 (3)	—	$7.77	12/4/2029	—	—	—	—
	12/5/2019	12/5/2019	150,000 (3)	—	$7.77	12/4/2029	—	—	—	—
	6/30/2020	6/30/2020	61,250 (3)	—	$4.78	6/29/2030	—	—	—	—
	6/16/2021	1/1/2021	250,000 (3)	—	$10.76	6/15/2031	—	—	—	—
	2/21/2023	2/15/2023	62,501 (4)(6)	8,928	$9.36	2/20/2033	—	—	—	—
	2/21/2023	2/15/2023	—	—	—	—	1,250 (6)(9)	8,712	—	—
	5/1/2023	5/15/2023	126,564 (4)(6)	42,186	$8.08	4/30/2033	—	—	—	—
	5/1/2023	5/15/2023	—	—	—	—	14,062 (6)(9)	98,012	—	—
	2/12/2024	2/15/2024	61,972 (4)(6)	61,968	$12.49	2/11/2034	—	—	—	—
	2/12/2024	2/15/2024	—	—	—	—	11,828 (6)(9)	82,441	—	—
	3/15/2025	5/15/2025	10,311 (4)(6)	58,417	$23.80	03/14/2035	—	—	—	—

(1)	All of the equity awards were granted under either our 2009 Equity Incentive Plan (the “2009 Plan”), our 2019 Plan, or our 2021 Plan.
(2)	The amounts are calculated using a value of $6.97 per share, which was the closing price of our Class A common stock on the NYSE on December 26, 2025, the last trading day of our 2025 fiscal year.
(3)	The shares subject to the option are fully vested.

44 | SWEETGREEN, INC. 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION
(4)
The shares subject to the option vest in quarterly installments, with 20% of the shares subject to the option vesting in the 12 months following the vesting commencement date, 30% of the shares subject to the option vesting in the subsequent 12 months, and the remaining 50% of the shares subject to the option vesting in the subsequent 12 months, subject to the NEO’s continuous service through each applicable vesting date.

(5)
25% of the shares subject to the option vest on the one-year anniversary of the vesting commencement date, with the remainder of the shares vesting in 12 equal quarterly installments thereafter, subject to the NEO’s continuous service through each applicable vesting date.

(6)
Mr. Reback retired from Sweetgreen, and his last day of employment was September 21, 2025. In September and October 2025, the Company and Mr. Reback entered into a consulting agreement (effective immediately upon the termination of Mr. Reback’s employment) and a separation agreement, which are described in the section above titled, “Compensation Discussion and Analysis—Other Features of Our Executive Compensation Program—Employment Arrangements and Severance Benefits—Retirement of, and Post-Employment Agreements with, Mitch Reback,” pursuant to which (i) Mr. Reback’s equity awards continued to vest during the term of such consulting agreement and (ii) on March 21, 2026, all of Mr. Reback’s then-outstanding and unvested stock options and RSU awards automatically vested.

(7)
The shares subject to the RSU award vest in seven equal tranches upon the achievement of milestones relating to the trailing 90-day volume weighted average trading price of our Class A common stock, ranging from $30 to $75, subject to the NEO’s continued service through each applicable vesting date.

(8)
25% of the shares subject to the RSU award vest on the one-year anniversary of the vesting commencement date, with the remainder of the shares vesting in 12 equal quarterly installments thereafter, subject to the NEO’s continuous service through each applicable vesting date.

(9)
The shares subject to the RSU award vest in quarterly installments, with 20% of the shares subject to the RSU award vesting in the 12 months following the vesting commencement date, 30% of the shares subject to the RSU award vesting in the subsequent 12 months, and the remaining 50% of the shares subject to the RSU award vesting in the subsequent 12 months, subject to the NEO’s continuous service through each applicable vesting date.

SWEETGREEN, INC. 2026 PROXY STATEMENT | 45

EXECUTIVE COMPENSATION
Option Exercises and Stock Vested
The following table shows certain information regarding option exercises and stock vesting during the 2025 fiscal year with respect to our NEOs.

	Option Awards		Stock awards
Name	Number of shares acquired on exercise	Value realized on exercise	Number of shares acquired on vesting	Value realized on vesting(4)
Jonathan Neman	—	—	15,466 (2)	368,091
Jamie McConnell	—	—	—	—
Nicolas Jammet	—	—	5,292 (2)	125,950
Jason Cochran	—	—	—	—
Mitch Reback	20,000	449,748 (1)	81,674 (3)	1,332,562

(1)
The value realized on exercise is based on the difference between the closing market price of our Class A common stock on the date of exercise and the applicable exercise price of those options, and does not represent the actual amounts received by Mr. Reback as a result of the option exercises.

(2)
The amount shown represents shares issued in March 2025 in settlement of fully vested RSUs, which were granted in satisfaction of performance-based incentive compensation earned by our NEOs for fiscal year 2024 pursuant to the 2024 SGSC Bonus Plan.

(3)
The amount shown includes 10,077 shares issued in March 2025 in settlement of fully vested RSUs, which were granted in satisfaction of performance-based incentive compensation earned by Mr. Reback for fiscal year 2024 pursuant to the 2024 SGSC Bonus Plan.

(4)
The value realized on vesting is based on the number of shares of our Class A common stock underlying the RSUs that vested multiplied by the closing market price of our Class A common stock on the corresponding vesting date, and does not represent the actual amounts received by such NEO as a result of the RSU unit awards vesting.

46 | SWEETGREEN, INC. 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change in Control
The table below sets forth the amount of compensation payable to each NEO upon (i) the NEO’s termination of employment without cause or resignation for good reason and (ii) the NEO’s termination of employment without cause or resignation for good reason in connection with or following a change in control of the Company. The amounts shown in the table below assume that such termination of employment and/or change in control was effective as of December 28, 2025, and thus are estimates of the amounts that would be paid out to our NEOs in such circumstances.

Name	Type of Termination	Base Salary(1)	Bonus(2)	Accelerated Vesting of Equity Awards(3)	Total
Jonathan Neman	Termination without cause or resignation with good reason	$550,000	$546,978	—	$1,096,978
	Termination without cause or resignation with good reason in connection with a change in control	$825,000	$546,978	—	$1,371,978
Jamie McConnell	Termination without cause or resignation with good reason	$275,000	$0(4)	—	$275,000
	Termination without cause or resignation with good reason in connection with a change in control	$550,000	$0(4)	—	$550,000
Nicolas Jammet	Termination without cause or resignation with good reason	$375,000	$186,470	—	$561,470
	Termination without cause or resignation with good reason in connection with a change in control	$562,500	$186,470	—	$748,970
Jason Cochran	Termination without cause or resignation with good reason	$250,000	$0(5)	—	$250,000
	Termination without cause or resignation with good reason in connection with a change in control	$500,000	$0(5)		$500,000
Mitch Reback(6)	Termination without cause or resignation with good reason	—	$—	—	—
	Termination without cause or resignation with good reason in connection with a change in control	—	—	—	—

(1)
In the event of termination without cause or resignation with good reason, represents a lump sum cash payment equal to 12 months of base salary (for Messrs. Neman and Jammet) or six months of base salary (for our other NEOs). In the event of termination without cause or resignation with good reason in connection with a change in control, represents a lump sum cash payment equal to 18 months of base salary (for Messrs. Neman and Jammet) or 12 months of base salary (for our other NEOs).

(2)
In the event of termination without cause or resignation with good reason or termination without cause or resignation with good reason in connection with a change in control, represents a lump sum cash payment equal to the NEO’s target bonus for the applicable fiscal year, pro-rated based on the date of termination.

(3)	As of December 28, 2025, our NEOs had no in-the-money options and no unvested RSUs for which vesting is accelerated upon a triggering event.
(4)
The Company and Ms. McConnell entered into an executive employment agreement, effective September 22, 2025 (the "McConnell Effective Date"), which provides that in the event of termination without cause or resignation with good reason or termination without cause or resignation with good reason in connection with a change in control, in each case on or after the one-year anniversary of the McConnell Effective Date, Ms. McConnell will be entitled to a lump sum cash payment equal to her target bonus for the applicable fiscal year, pro-rated based on the date of termination.

(5)
The Company and Mr. Cochran entered into an executive employment agreement, effective May 5, 2025 (the "Cochran Effective Date"), which provides that in the event of termination without cause or resignation with good reason or termination without cause or resignation with good reason in connection with a change in control, in each case on or after the one-year anniversary of the Cochran Effective Date, Mr. Cochran will be entitled to a lump sum cash payment equal to his target bonus for the applicable fiscal year, pro-rated based on the date of termination.

(6)
Mr. Reback retired from Sweetgreen, and his last day of employment was September 21, 2025. In September and October 2025, the Company and Mr. Reback entered into a consulting agreement (effective immediately upon the termination of Mr. Reback’s employment) and a separation agreement, which are described in the section above titled, “Compensation Discussion and Analysis—Other Features of Our Executive Compensation Program—Employment Arrangements and Severance Benefits—Retirement of, and Post-Employment Agreements with, Mitch Reback.” Under the terms of the separation agreement, Mr. Reback is entitled to exercise his stock options for a period of three years following the termination of the consulting agreement (or until the expiration date of the option, if earlier). Under the terms of the consulting agreement, which terminated pursuant to its terms on March 22, 2026, Mr. Reback was required to, as reasonably requested by the Company, provide up to 35 hours of consulting services for each month during the term of the agreement. In consideration for his post-employment consulting services, (i) Mr. Reback received payments of $7,500 per month, (ii) Mr. Reback’s equity awards continued to vest during the term of the consulting agreement, and (iii) on March 21, 2026, all of Mr. Reback’s then-outstanding and unvested stock options and RSU awards automatically vested.

SWEETGREEN, INC. 2026 PROXY STATEMENT | 47

EXECUTIVE COMPENSATION
Pay Ratio Disclosure
As required by Item 402(u) of Regulation S-K (“Item 402(u)”) and Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, presented below is the ratio of our CEO’s total compensation to that of Sweetgreen’s median employee (excluding our CEO, Mr. Neman).
The pay ratio disclosure rules permit companies to identify the median compensated employee once every three years unless there has been a material change in employee population or employee compensation arrangements that would significantly impact the pay ratio disclosure. For 2025, we used the same median employee who was identified in 2024, as we do not believe we have experienced any material changes in our employee population or employee compensation arrangements that would significantly impact the pay ratio disclosure. We identified the median employee by examining 2024 total compensation using a consistently applied compensation measure (“CACM”) of taxable income (IRS Form W-2, Box 1) for 2024. We included all employees employed as of December 29, 2024, whether employed on a full-time or part-time basis and annualized the CACM for full-time individuals employed less than a full year. Using this methodology, the median employee was identified as a part-time employee at one of our locations.
After identifying the median employee based on the CACM, we calculated annual total compensation for the median employee using the same methodology for our NEOs as set forth in the Summary Compensation Table. For the fiscal year ended December 28, 2025, the total compensation for the median employee was $25,843, and the total compensation for Mr. Neman reported in the Summary Compensation Table was $3,226,081. This results in a ratio of our CEO’s annual total compensation to our median employee’s annual total compensation of 125:1.
The ratio presented above is a reasonable estimate calculated in a manner consistent with Item 402(u). The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Pay Versus Performance Table
The following table sets forth additional compensation information of our Principal Executive Officer (“PEO”) and our non-PEO NEOs, along with total shareholder return (“TSR”), net income, and Same-Store Sales Change performance results, for our fiscal years ending in 2021, 2022, 2023, 2024, and 2025:

Year(1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO(2)(3) ($)	Average Summary Compensation Table Total for non-PEO NEOs ($)	Average Compensation Actually Paid to non-PEO NEOs(2)(3) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) ($)	Same-Store Sales Change(6) (%)
					Total Shareholder Return(5) ($)	Peer Group Total Shareholder Return(5) ($)
2025	3,226,081	(36,146,134) (4)	2,925,944	(9,702,306) (4)	25	87	(134,065,000)	(7.9)
2024	910,550	52,279,549 (4)	2,173,466	9,187,848 (4)	116	103	(90,373,000)	6.2
2023	622,548	6,744,537 (4)	1,080,321	1,570,321 (4)	40	89	(113,384,000)	4.4
2022	350,144	(61,516,400) (4)	649,693	(5,807,584) (4)	32	76	(190,441,000)	13.1
2021	38,834,483	111,254,241 (4)	38,814,481	111,234,239 (4)	112	98	(153,175,000)	24.6

48 | SWEETGREEN, INC. 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION
(1)	Our PEO and other NEOs included in the above compensation columns reflect the following:

Year	PEO	Non-PEOs
2025	Jonathan Neman	Jamie McConnell, Nicolas Jammet, Jason Cochran, Mitch Reback
2024	Jonathan Neman	Mitch Reback, Wouleta Ayele, Adrienne Gemperle, and Rossann Williams
2023	Jonathan Neman	Mitch Reback, Wouleta Ayele, Adrienne Gemperle, and Jim McPhail
2022	Jonathan Neman	Mitch Reback, Wouleta Ayele, Jim McPhail, and Daniel Shlossman
2021	Jonathan Neman	Nicolas Jammet and Nathaniel Ru

(2)
Except as described in footnote (3) below, fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was calculated in accordance with ASC Topic 718, and the valuation methods used to calculate the fair values did not materially differ from those disclosed at the time of grant.

(3)
For the portion of “Compensation Actually Paid” that represents compensation based on year-end stock prices, the following prices were used: for 2025, $6.97 (78% reduction from prior year): for 2024, $32.37 (186% increase from prior year), for 2023, $11.30 (28% increase from prior year); for 2022, $8.83 (72% reduction from prior year); and for 2021, $31.36 (304% increase from IPO date).

(4)
“Compensation Actually Paid” to our PEO (Jonathan Neman) and the average “Compensation Actually Paid” to our non-PEO NEOs in 2025, 2024, 2023, 2022, and 2021 reflect the following adjustments from total compensation reported in the Summary Compensation Table (in thousands):

	2025		2024		2023		2022		2021
	PEO	Average Non-PEO	PEO	Average Non-PEO	PEO	Average Non-PEO	PEO	Average Non-PEO	PEO	Average Non-PEO
Total Reported in Summary Compensation Table (SCT)	$3,226,081	$2,925,944	$910,550	$2,173,466	$622,548	$1,080,321	$350,144	$649,693	$38,834,483	$38,814,481
Less, Value of Stock and Option Awards reported in SCT	($2,675,937)	($2,614,069)	—	$(1,445,702)	—	$(555,610)	—	$(240,953)	$(38,142,732)	$(38,142,732)
Plus, Year-End Fair Value of Awards Granted During Fiscal Year that are Unvested and Outstanding	$200,488	$968,450	—	$4,546,299	—	$612,484	—	$68,574	$77,526,763	$77,526,763
Plus, Change in Fair Value (from Prior Fiscal Year-End to Current Fiscal Year-End) of Prior Year Awards that are Outstanding and Unvested	($37,363,830)	($9,620,691)	$30,769,608	$1,937,709	$5,878,490	$232,898	$(57,677,180)	$(4,941,831)	$7,770,827	$7,770,827
Plus, Vesting Date Fair Value of Awards Granted During Fiscal Year and that Vested During Fiscal Year	$468,253	$96,181	—	$418,991	—	$28,967	—	$21,083	—	—
Plus, Change in Fair Value (from Prior Fiscal Year-End to Vesting Date) of Prior Year Awards that Vested During Fiscal Year	($1,190)	($815,842)	$20,599,391	$1,557,085	$243,499	$171,261	$(4,189,364)	$(1,364,150)	$25,264,900	$25,264,900
Less Prior Year Fair Value of Prior Year Awards that Failed to Vest this Year	—	($642,278)	—	—	—	—	—	—	—	—
Total Adjustments	($39,372,215)	($12,628,250)	$51,368,999	$7,014,382	$6,121,989	$490,000	$(61,866,544)	$(6,457,277)	$72,419,758	$72,419,758
“Compensation Actually Paid” for Fiscal Year	($36,146,134)	($9,702,306)	$52,279,549	$9,187,848	$6,744,537	$1,570,321	$(61,516,400)	$(5,807,584)	$111,254,241	$111,234,239

(5)
Peer group TSR reflects the S&P 600 Restaurants Index as reflected in our 2025 Form 10-K pursuant to Item 201(e) of Regulation S-K. Each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on our IPO date of November 19, 2021 through the last day of the fiscal year presented.

(6)
As required by Item 402(v) of Regulation S-K, we have determined that Same-Store Sales Change is the Company-Selected Measure, the calculation of which is described in our Annual Report on Form 10-K for the year ended December 28, 2025. Same-Store Sales Change may not have been the most important financial performance measure for years prior to 2025 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

SWEETGREEN, INC. 2026 PROXY STATEMENT | 49

EXECUTIVE COMPENSATION
Relationship Between Compensation Actually Paid and Performance Measures
We believe the “Compensation Actually Paid” in each of the years reported above is reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” (or, “CAP”) is in line with business performance, primarily due our stock price performance and our achievement against pre-established performance goals under our annual bonus plan. See “Compensation Discussion and Analysis” above for additional information regarding our annual bonus plan and other elements of our executive compensation program.

Note: Sweetgreen’s TSR was not available in 2020.

50 | SWEETGREEN, INC. 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Most Important Financial Performance Measures to Link Compensation Actually Paid
to Performance
The following performance measures reflect the Company’s most important performance measures in effect for fiscal year 2025:
•	Same-Store Sales Change
•	Restaurant-Level Profit Margin
•	Sweetgreen stock price performance
Policies and Practices Related to Grants of Equity Close in Time to Release of Material Nonpublic Information
From time to time, we grant stock options to our employees, including our NEOs. Historically, we have granted new-hire option awards on or soon after a new hire’s employment start date and annual refresh employee option awards in the first quarter of each fiscal year, which annual awards are typically approved at the regularly scheduled meeting of the Board or the Compensation Committee (with respect to our executive officers and certain other senior executives) or the Equity Grant Committee (with respect to other employees) occurring in the first fiscal quarter. The Company’s Equity Grant Policy provides that it is the intent of the Company that no equity awards will be backdated, nor will the timing of the public release of material information or of the grant of an equity award be manipulated with the intent of benefiting an award recipient.
The grant date for an equity award approved by the Compensation Committee or Board to officers or other employees will be either (i) the date of the approval of such award by the Compensation Committee or Board, as applicable, if granted in connection with a regularly-scheduled meeting, (ii) the 15th day of the calendar month in which the approval occurs, unless the approval occurs after the 10th day of the calendar month, in which case the grant date shall be the 5th calendar day after the date of approval, or (iii) a date subsequent to the applicable date set forth in subpart (i) or (ii) above, if so specified by the Compensation Committee or the Board, as applicable (such as where an award is approved by the Compensation Committee or the Board in advance of, contingent upon, and effective as of a prospective employee’s start date). Equity grants to directors are made automatically as of their start date and then automatically thereafter as of each annual meeting, without any further action being required.

SWEETGREEN, INC. 2026 PROXY STATEMENT | 51

EXECUTIVE COMPENSATION
Equity grants to employees below the Senior Vice President level are generally made by our Equity Grant Committee (the “EGC”). To receive a grant from the EGC, an individual must be employed by the Company on or prior to the last day of the calendar month immediately preceding the month containing the applicable EGC approval date (that last day of the prior calendar month is referred to as the “Cut-Off Date”). The effective grant date for an equity award approved by the EGC is the 15th day of the month following the month in which the Cut-Off Date occurs, unless the EGC approval date is later than the 10th day of the month following the month in which the Cut-Off Date occurs, in which case the effective grant date for the equity award is the 5th calendar day following the EGC’s approval date.
The Company does not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. The Compensation Committee considers whether there is any material nonpublic information (“MNPI”) about the Company when determining the timing of stock option grants and does not seek to time the award of stock options in relation to the Company’s public disclosure of MNPI. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation.

52 | SWEETGREEN, INC. 2026 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of April 1, 2026 by: (i) each director and nominee for director; (ii) each of our NEOs named in the Summary Compensation Table; (iii) our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our Class A common stock or Class B common stock. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 106,923,185 shares of Class A common stock and 11,893,558 shares of Class B common stock outstanding on April 1, 2026, adjusted as required by rules promulgated by the SEC.

	Class A Common Stock		Class B Common Stock**		% of Total Voting Power
Beneficial Owner(1)	Shares	%	Shares	%
5% Stockholders
Ballie Gifford & Co(2)	11,060,194	10.3%	—	—	4.9%
The Vanguard Group(3)	8,350,552	7.8%	—	—	3.7%
BlackRock, Inc.(4)	7,079,080	6.6%	—	—	3.1%
Woodson Capital Group(5)	6,000,000	5.6%	—	—	2.7%
Jonathan Neman and affiliates(6)	3,997,949	3.7%	4,227,338	35.5%	20.3%
Nathaniel Ru and affiliates(7)	2,756,151	2.5%	3,847,039	32.3%	18.1%
Nicolas H. Jammet and affiliates(8)	2,782,544	2.5%	3,819,181	32.1%	17.9%
Named Executive Officers and Directors
Jonathan Neman and affiliates(6)	3,997,949	3.7%	4,227,338	35.5%	20.3%
Nathaniel Ru and affiliates(7)	2,756,151	2.5%	3,847,039	32.3%	18.1%
Nicolas H. Jammet and affiliates(8)	2,782,544	2.5%	3,819,181	32.1%	17.9%
Mitch Reback(9)	1,667,003	1.5%	—	—	*
Jamie McConnell(10)	9,342	*	—	—	*
Jason Cochran(11)	121,842	*	—	—	*
Neil Blumenthal	99,172	*	—	—	*
Julie Bornstein(12)	96,392	*	—	—	*
Cliff Burrows(13)	125,765	*	—	—	*
Bradley Singer(14)	202,807	*	—	—	*
Montgomery Moran	53,755	*	—	—	*
Dawn Ostroff	13,755	*	—	—	*
All executive officers and directors as a group (11 persons)(15)	10,259,474	8.9%	11,893,558	100%	55.3%

*	Less than one percent.

SWEETGREEN, INC. 2026 PROXY STATEMENT | 53

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
**
Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis, such that each holder of Class B common stock beneficially owns an equivalent number of shares of Class A common stock.

(1)	Unless otherwise noted, the business address of each of those listed in the table above is c/o Sweetgreen, Inc., 3102 36th Street, Los Angeles, CA 90018.
(2)
This information is as of September 30, 2025 and is based solely on information contained in the Schedule 13G/A filed with the SEC on November 11, 2025 by Baillie Gifford & Co. Baillie Gifford & Co, a non-U.S. institution, has sole voting power over 10,969,040 of the shares and sole dispositive power over all of the shares. The address for Baillie Gifford & Co is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, UK.

(3)
This information is as of December 29, 2023 and is based solely on information contained in the Schedule 13G filed with the SEC on February 13, 2024 by the Vanguard Group. As of the date of such report, the Vanguard Group, an independent advisor, had shared voting power over 154,455 of the shares, sole dispositive power over 8,113,755 of the shares, and shared dispositive power 236,797 of the shares. The address for the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group subsequently reported that, due to an internal realignment it no longer has, or is deemed to have, beneficial ownership over Company securities beneficially owned by various Vanguard subsidiaries and/or business divisions. The Vanguard Group also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, will report beneficial ownership separately (on a disaggregated basis).

(4)
This information is as of December 31, 2023 and is based solely on information contained in the Schedule 13G filed with the SEC on January 24, 2024 by BlackRock, Inc. BlackRock, Inc., a global investment management firm, has sole voting power over 6,954,826 of the shares and sole dispositive power over all of the shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(5)
This information is as of December 23, 2025 and is based solely on information contained in the Schedule 13G filed with the SEC on December 29, 2025 by (i) Woodson Capital Master Fund, LP, a Cayman Islands exempted company (“Woodson Master”), with respect to the shares of our Class A common stock held by it; (ii) Woodson Capital General Partner, LLC, a Delaware limited liability company and the general partner of Woodson Master (the “Fund General Partner”), with respect to the shares of our Class A common stock held by Woodson Master and other private funds; (iii) Woodson Capital Management, LP, a Delaware limited partnership and the investment manager of Woodson Master (the “Investment Manager”), with respect to the shares of our Class A common stock held by Woodson Master and other private funds; (iv) Woodson Capital GP, LLC, a Delaware limited liability company and the general partner of the Investment Manager (the “Investment Manager General Partner”), with respect to the shares of our Class A common stock held by Woodson Master and other private funds; and (v) James Woodson Davis, a United States citizen and the sole managing member of the Investment Manager General Partner (“Woodson”), with respect to the shares of our Class A common stock held by Woodson Master and other private funds. Each of Woodson Master, Fund General Partner, Investment Manager, Investment Manager General Partner, and Woodson have shared voting and dispositive power over all of the shares. The address of (i) The Fund General Partner, Investment Manager, Investment Manager General Partner, and Woodson is 282 Railroad Avenue, Floor 2, Greenwich, CT 06830 and (ii) Woodson Master is Maples Corporate Services Limited, Ugland House Grand Cayman, KY1-1104 Cayman Islands.

(6)
Consists of (i) 310,263 shares of Class A common stock held by Mr. Neman, (ii) 3,550,298 shares of Class B common stock held by Jonathan Neman Revocable Trust U/T/A dated October 7, 2016, for which Mr. Neman is the trustee, (iii) 177,040 shares of Class B common stock held by Nicolas H. Jammet, as Trustee of the Jonathan Neman 2014 GRAT, (iv) 943,991 shares of Class A common stock held by the JDRB Trust of which Mr. Neman is the beneficiary, (v) 500,000 shares of Class B common stock held by the Neman Descendants Trust U/T/A dated September 3, 2021, J.P. Morgan Trust Company of Delaware as Trustee, (vi) 50,000 shares of Class A common stock held by Mr. Neman’s spouse, and (vii) 2,513,895 shares subject to options to purchase Class A common stock that are exercisable within 60 days of April 1, 2026. 1,000,000 of the shares of Class B common stock described herein are pledged as collateral to secure a personal loan.

(7)
Consists of (i) 285,099 shares of Class A common stock held by Mr. Ru, (ii) 3,266,135 shares of Class B common stock held by Nathaniel Ru Revocable Trust U/T/A dated October 7, 2016, for which Mr. Ru is the trustee, (iii) 180,904 shares of Class B common stock held by Jonathan Neman, as Trustee of the Nathaniel Espinoza Ru 2014 GRAT, (iv) 400,000 shares of Class B common stock held by the Ru Descendants Trust U/T/A dated September 17, 2021, J.P. Morgan Trust Company of Delaware as Trustee, and (v) 2,471,052 shares subject to options to purchase Class A common stock that are exercisable within 60 days of April 1, 2026.

(8)
Consists of (i) 263,203 shares of Class A common stock held by Mr. Jammet, (ii) 22,543 shares of Class A common stock held by by Nicolas Jammet Revocable Trust U/T/A dated October 7, 2016, for which Mr. Jammet is the trustee, (iii) 3,135,674 shares of Class B common stock held by Nicolas Jammet Revocable Trust U/T/A dated October 7, 2016, for which Mr. Jammet is the trustee, (iv) 183,507 shares of Class B common stock held by Patrick Jammet, as Trustee of the Nicolas H. Jammet 2014 GRAT, (v) 500,000 shares of Class B common stock held by the Jammet Descendants Trust U/T/A dated September 3, 2021, J.P. Morgan Trust Company of Delaware as Trustee, and (vi) 2,496,798 shares subject to options to purchase Class A common stock that are exercisable within 60 days of April 1, 2026.

(9)
Consists of (i) 322,891 shares of Class A common stock held by Mr. Reback, (ii) 43,901 shares of Class A common stock held by the IMCR GRAT, dated July 27, 2021, for which Donald Spetner is the trustee, (iii) 43,991 shares of Class A common stock held by the MRCR GRAT, dated July 27, 2021, for which Donald Spetner is the trustee, (iv) 326,209 shares of Class A common stock held by Reback-Costin Family Trust, (v) 924,097 shares subject to options to purchase Class A common stock that are exercisable within 60 days of April 1, 2026, and (vi) 5,914 shares subject to restricted stock units that will vest into Class A common stock within 60 days of April 1, 2026.

(10)
Consists of (i) 5,495 shares subject to options to purchase Class A common stock that are exercisable within 60 days of April 1, 2026, and (ii) 3,847 shares subject to restricted stock units that will vest into Class A common stock within 60 days of April 1, 2026.

(11)
Consists of (i) 80,495 shares subject to options to purchase Class A common stock that are exercisable within 60 days of April 1, 2026, and (ii) 41,347 shares subject to restricted stock units that will vest into Class A common stock within 60 days of April 1, 2026.

54 | SWEETGREEN, INC. 2026 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(12)
Consists of (i) 46,392 shares of Class A common stock held by Ms. Bornstein and (ii) 50,000 shares subject to options to purchase Class A common stock that are exercisable within 60 days of April 1, 2026.

(13)	Consists of (i) 106,565 shares of Class A common stock held by Mr. Burrows and (ii) 19,200 shares held by the Burrows White Family Trust.
(14)
Consists of (i) 152,807 shares of Class A common stock held by Mr. Singer and (ii) 50,000 shares subject to options to purchase Class A common stock that are exercisable within 60 days of April 1, 2026.

(15)
Consists of (i) 2,546,545 shares of Class A common stock beneficially owned by our current executive officers and directors, (ii) 11,893,558 shares of Class B common stock beneficially owned by our current executive officers and directors, (iii) 7,667,735 shares subject to options to purchase Class A common stock that are exercisable within 60 days of April 1, 2026, and (iv) 45,194 shares subject to restricted stock units that will vest into Class A common stock within 60 days of April 1, 2026. Mr. Reback’s employment with the Company ended on September 21, 2025.

SWEETGREEN, INC. 2026 PROXY STATEMENT | 55

EQUITY COMPENSATION PLAN INFORMATION
The following table includes information regarding securities authorized for issuance under our equity compensation plans as of December 28, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	19,353,785	$10.35 (2)	10,763,711 (3)
Equity compensation plans not approved by security holders	—	—	—
Total(4)	19,353,785	$10.35	10,763,711

(1)	Includes the following plans: 2009 Plan, 2019 Plan, 2021 Plan, and 2021 Employee Stock Purchase Plan (“ESPP”).
(2)
The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying restricted stock units, which have no exercise price.

(3)
Includes 6,652,380 shares of Class A common stock reserved for issuance under our 2021 Plan and 4,111,331 shares of Class A common stock reserved for issuance under our ESPP. The ESPP contains a provision providing that the number of shares of our Class A common stock reserved for issuance pursuant to the ESPP will automatically increase on January 1st of each year for a period of ten years, beginning on January 1, 2023 and continuing through January 1, 2031, by the lesser of (i) 1% of the total number of shares of our common stock outstanding on December 31 of the immediately preceding year; and (ii) 4,300,000 shares, except before the date of any such increase, our Board may determine that such increase will be less than the amount set forth in clauses (i) and (ii). Pursuant to this provision, on January 1, 2026, we added 1,184,484 shares of Class A common stock that are available for issuance under the 2021 ESPP, which are not reflected in the table above. The Board has delegated the authority to manage the ESPP to the Compensation Committee.

(4)
The shares of common stock underlying any awards that are forfeited, canceled, reacquired by us prior to vesting, satisfied without the issuance of stock, expire, or are otherwise terminated, other than by exercise, under our 2009 Plan, 2019 Plan, and 2021 Plan will be added back to the shares of common stock available for issuance under our 2021 Plan. We no longer make grants under our 2009 Plan or our 2019 Plan.

56 | SWEETGREEN, INC. 2026 PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Related Person Transactions Policy and Procedures
Our Board adopted a related person transaction policy setting forth the policies and procedures for the identification, review, and approval of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we and a related person were or will be participants and the amount involved exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, or a guarantee of indebtedness. In reviewing and approving any such transactions, our Audit Committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable products or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction, and the extent of the related person’s interest in the transaction.
Certain Related Person Transactions
Other than compensation arrangements for our directors and named executive officers, which are described elsewhere in this proxy statement, and compensation arrangements for our other executive officers that would have been disclosed in this proxy statement if such executive officers had been named executive officers, below we describe transactions since December 29, 2024 to which we were a party or will be a party, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, which we refer to as our related parties, had or will have a direct or indirect material interest.

Stockholders’ Agreement
We are party to a stockholders’ agreement, which provides certain holders of our capital stock with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing, with certain holders of our capital stock, including entities affiliated with FMR LLC, a holder of more than 5% of our capital stock. In addition, Jonathan Neman, our President, Chief Executive Officer, and Chair of our Board, Nicolas Jammet, our Chief Concept Officer and a member of our Board, and Nathaniel Ru, our former Chief Brand Officer and a member of our Board, are parties to our stockholders’ agreement, as well as certain entities under the control of the foregoing persons or for their benefit. Certain related parties of Mr. Neman, Mr. Ru, and Mr. Jammet, including members of such persons’ immediate family, are party to our stockholders’ agreement in their capacity as our investors.

SWEETGREEN, INC. 2026 PROXY STATEMENT | 57

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Lease Agreements
Jonathan Neman, our President, Chief Executive Officer, and Chair of our Board, Nicolas Jammet, our Chief Concept Officer and a member of our Board, Nathaniel Ru, our former Chief Brand Officer and a member of our Board, and Mitch Reback, our former Chief Financial Officer, each hold indirect minority passive interests in Luzzatto Opportunity Fund II, LLC, an entity which holds indirect equity interests in Welcome to the Dairy, LLC, which is the owner of the property we lease for our principal corporate headquarters. For the fiscal year ended December 28, 2025, total payments to Welcome to the Dairy, LLC, totaled $5.0 million.
Indemnification
We have entered into indemnification agreements with each of our current directors and executive officers. Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted under Delaware law.

58 | SWEETGREEN, INC. 2026 PROXY STATEMENT

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Sweetgreen, Inc. For Sweetgreen, Inc. please direct your written request to Investor Relations at ir@sweetgreen.com or Attn: Investor Relations, Sweetgreen, Inc., 3102 36th Street, Los Angeles, CA 90018, or call (323) 990-7040. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered.

SWEETGREEN, INC. 2026 PROXY STATEMENT | 59

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
/s/ Matthew Alexander
Matthew Alexander
Secretary
April 23, 2026
A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 28, 2025 is available without charge upon written request to: Secretary, Sweetgreen, Inc., 3102 36th Street, Los Angeles, CA 90018.

60 | SWEETGREEN, INC. 2026 PROXY STATEMENT

APPENDIX 1— RECONCILIATION OF NON- GAAP MEASURES TO GAAP RESULTS
We present certain non-GAAP financial measures in this proxy statement, including Restaurant-Level Profit, Restaurant- Level Profit Margin, and Adjusted EBITDA. We believe these measures are useful to investors and others in evaluating our performance because these measures:
•
facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or NOL), and the age and book depreciation of facilities and equipment (affecting relative depreciation expense);

•
are widely used by analysts, investors, and competitors to measure a company’s operating performance; are used by our management and board of directors for various purposes, including as measures of performance and as a basis for strategic planning and forecasting; and

•	are used internally for a number of benchmarks including to compare our performance to that of our competitors.
We define Restaurant-Level Profit as loss from operations adjusted to exclude general and administrative expense, depreciation and amortization, pre-opening costs, loss on disposal of property and equipment, and, in certain periods, impairment and closure costs and restructuring charges. Restaurant-Level Profit Margin is Restaurant-Level Profit as a percentage of revenue. As it excludes general and administrative expense, which is primarily attributable to our corporate headquarters, which we refer to as our Sweetgreen Support Center, we evaluate Restaurant-Level Profit and Restaurant- Level Profit Margin as a measure of profitability of our restaurants.
We define Adjusted EBITDA as net loss adjusted to exclude income tax expense (benefit), interest income, interest expense, depreciation and amortization, stock-based compensation expense, loss on disposal of property and equipment, other (income) expense, our enterprise resource planning system (“ERP”) implementation and related costs, legal settlements, and, in certain periods, impairment and closure costs, restructuring charges, employer portion of founder performance stock unit payroll taxes, and other non-recurring expenses.
Restaurant-Level Profit, Restaurant-Level Profit Margin, and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. In particular, Restaurant-Level Profit and Adjusted EBITDA should not be viewed as substitutes for, or superior to, loss from operations or net loss prepared in accordance with GAAP as measures of profitability. Some of these limitations are:
•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Restaurant-Level Profit and Adjusted EBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Restaurant-Level Profit and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•	Restaurant-Level Profit and Adjusted EBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to us;
•	Restaurant-Level Profit and Adjusted EBITDA do not consider the potentially dilutive impact of stock-based compensation;

SWEETGREEN, INC. 2026 PROXY STATEMENT | A-1

APPENDIX I—RECONCILIATION OF NON-GAAP MEASURES TO GAAP RESULTS
•	Restaurant-Level Profit is not indicative of overall results of the Company and does not accrue directly to the benefit of stockholders, as corporate-level expenses are excluded;
•
Adjusted EBITDA does not take into account any income or costs that management determines are not indicative of ongoing operating performance, such as stock-based compensation, loss on disposal of property and equipment, other (income) expense, ERP implementation and related costs, legal settlements, and certain other expenses that are not core to our ongoing business described in more detail in the table reconciling our net loss to Adjusted EBITDA below; and

•	other companies, including those in our industry, may calculate Restaurant-Level Profit and Adjusted EBITDA differently, which reduces their usefulness as comparative measures.
Because of these limitations, you should consider Restaurant-Level Profit, Restaurant-Level Profit Margin, and Adjusted EBITDA alongside other financial performance measures, loss from operations, net loss, and our other GAAP results.
SWEETGREEN, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Unaudited)
(dollars in thousands)
The following table sets forth a reconciliation of our net loss to Adjusted EBITDA.

	Fiscal Year Ended
	December 28, 2025	December 29, 2024
Net loss	$(134,065)	$(90,373)
Non-GAAP adjustments:
Income tax expense	46	(1,301)
Interest income	(6,548)	(10,942)
Interest expense	19	256
Depreciation and amortization	71,537	67,346
Stock-based compensation(1)	36,475	39,024
Loss on disposal of property and equipment(2)	1,431	255
Impairment and closure costs(3)	12,065	2,218
Other expense(4)	1,230	6,656
Restructuring charges(5)	3,630	2,276
ERP implementation and related costs(6)	1,009	914
Legal settlements(7)	1,427	1,326
Employer portion of the founder performance stock unit payroll taxes(8)	—	1,053
Disposal of Prepaid Assets(9)	744	—
Adjusted EBITDA	$(11,000)	$18,708

(1)	Includes non-cash, stock-based compensation.
(2)	Loss on disposal of property and equipment includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(3)	Includes costs related to impairment of long-lived and operating lease assets and store closures.

A-2 | SWEETGREEN, INC. 2026 PROXY STATEMENT

APPENDIX I—RECONCILIATION OF NON-GAAP MEASURES TO GAAP RESULTS
(4)
Other expenses include the change in fair value of the contingent consideration issued as part of our acquisition of Spyce Food Co. (“Spyce”), as well as legal, advisory, and other transaction costs incurred in connection with the sale of Spyce and certain assets relating to the kitchen automation technology known as the “Infinite Kitchen” and other related kitchen automation technology to certain subsidiaries of Wonder Group, Inc.

(5)
Restructuring charges are expenses that are paid in connection with the reorganization of our operations. These costs primarily include lease and related non-cash expenses associated with our vacated former Sweetgreen Support Center, including the impairment and amortization of the operating lease asset, severance and related benefits associated with a reduction in force at our Sweetgreen Support Center, and costs related to our vacated former New York office.

(6)	Represents the amortization costs associated with the implementation of our cloud computing arrangements in relation to our ERP.
(7)	Expenses recorded for accruals related to the settlements of legal matters.
(8)	Includes the employer portion of payroll taxes related to the vesting of 600,000 performance stock units released to each founder during the fiscal year ended December 29, 2024.
(9)	Represents a non-recurring write-off of specific materials associated with legacy marketing initiatives which were determined to have no alternative use within current or future operations.
The following table sets forth a reconciliation of our loss from operations to Restaurant-Level Profit, as well as the calculation of loss from operations margin and Restaurant-Level Profit Margin, for each of the periods indicated:

	Fiscal Year Ended
	December 28, 2025	December 29, 2024
Loss from operations	$(139,318)	$(95,704)
Add back:
General and administrative	143,401	149,942
Depreciation and amortization	71,537	67,346
Pre-opening costs	10,785	6,616
Impairment and closure costs	12,065	2,218
Loss on disposal of property and equipment(1)	1,431	255
Restructuring charges(2)	3,630	2,276
Restaurant-Level Profit	$103,531	$132,949
Loss from operations margin	(20.5)%	(14.1)%
Restaurant-Level Profit Margin	15.2%	19.6%

(1)	Loss on disposal of property and equipment includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(2)
Restructuring charges are expenses that are paid in connection with reorganization of our operations. These costs primarily include lease and related costs associated with our vacated former Sweetgreen Support Center, including the impairment and the amortization of the operating lease asset, severance and related benefits associated with a reduction in force at our Sweetgreen Support Center, and costs related to our vacated former New York office.

SWEETGREEN, INC. 2026 PROXY STATEMENT | A-3

sweetgreen

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 10, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 10, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sweetgreen, Inc. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V94846-P48494 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SWEETGREEN, INC.

The Board of Directors recommends a vote FOR ALL the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Neil Blumenthal
02) Julie Bornstein
03) Cliff Burrows
04) Nicolas Jammet
05) Montgomery Moran
06) Jonathan Neman
07) Dawn Ostroff
08) Nathaniel Ru
09) Bradley Singer

The Board of Directors recommends a vote FOR proposals 2 and 3:

	For	Against	Abstain
2. Ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 27, 2026.	☐	☐	☐
3. To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the accompanying proxy statement.	☐	☐	☐

Note: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve).

Sign exactly as your name(s) appear(s) on the stock certificate. If shares of stock stand of record in the names of two or more persons, or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy card. If shares of stock are held of record by a corporation, the proxy card should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the proxy card for a deceased stockholder should give their full title. Please date the proxy card.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V94847-P48494

SWEETGREEN, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 11, 2026
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Jonathan Neman and Jamie McConnell, and each of them, with full power of substitution, as proxies to represent and vote all of the shares of stock of Sweetgreen, Inc. (the "Company") that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders of the Company, to be held virtually at www.virtualshareholdermeeting.com/SG2026 on Thursday, June 11, 2026, at 9:00 am Pacific Time, and at any adjournment or postponement thereof, upon the matters set forth in the Notice of 2026 Annual Meeting of Stockholders and Proxy Statement, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any and all adjournments and postponements thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve) and on such other matters as may properly come before said meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

IF YOU ELECT TO VOTE BY MAIL, PLEASE SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)